EXHIBIT 4.1



















                             THE DELFIELD COMPANY

              401 (k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
           ---------------------------------------------------------
              (As Amended and Restated Effective January 1, 1992)

































                             THE DELFIELD COMPANY
                             --------------------
              401 (k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
              --------------------------------------------------
              (As Amended and Restated Effective January 1, 1992)

                               TABLE OF CONTENTS
                               -----------------

   ARTICLE   SECTION                                                   PAGE
   -------   -------                                                   ----


   I    CREATION OF PLAN AND TRUST . . . . . . . . . . . . . . . . . .   16
        1.1  Creation  . . . . . . . . . . . . . . . . . . . . . . . .   16
        1.2  Acceptance of Trust by Trustee  . . . . . . . . . . . . .   16

   II   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   17

   III  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .   27
        3.1  Allocation of Responsibility Among Fiduciaries for Trust
             Administration  . . . . . . . . . . . . . . . . . . . . .   27
        3.2  Delegation of Fiduciary Responsibilities  . . . . . . . .   27
        3.3  Miscellaneous . . . . . . . . . . . . . . . . . . . . . .   28
        3.4  Administrative Committee  . . . . . . . . . . . . . . . .   28

   IV   CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .   31
        4.1  Company Contributions.  . . . . . . . . . . . . . . . . .   31
        4.2  Participant Contributions.  . . . . . . . . . . . . . . .   39
        4.3  Rollover Contributions. . . . . . . . . . . . . . . . . .   45


   V    ELIGIBILITY, PARTICIPATION AND HOURS OF SERVICE  . . . . . . .   47
        5.1  Eligibility . . . . . . . . . . . . . . . . . . . . . . .   47
        5.2  Participation.  . . . . . . . . . . . . . . . . . . . . .   48
        5.3  Service.  . . . . . . . . . . . . . . . . . . . . . . . .   49
        5.4  Information to be Furnished . . . . . . . . . . . . . . .   52

   VI   ALLOCATION TO PARTICIPANT ACCOUNTS . . . . . . . . . . . . . .   52
        6.1  Creation of Accounts  . . . . . . . . . . . . . . . . . .   52
        6.2  Adjustments to Accounts . . . . . . . . . . . . . . . . .   53

   VII  DISBURSEMENT OF BENEFITS . . . . . . . . . . . . . . . . . . .   58
        7.1  General . . . . . . . . . . . . . . . . . . . . . . . . .   58
        7.2  Retirement  . . . . . . . . . . . . . . . . . . . . . . .   58
        7.3  Death . . . . . . . . . . . . . . . . . . . . . . . . . .   59
        7.4  Disability  . . . . . . . . . . . . . . . . . . . . . . .   60
        7.5  Termination of Employment . . . . . . . . . . . . . . . .   61
        7.6  Distributions . . . . . . . . . . . . . . . . . . . . . .   62
        7.7  Hardship or Financial Need  . . . . . . . . . . . . . . .   70
        7.8  Withdrawal  . . . . . . . . . . . . . . . . . . . . . . .   74







                             THE DELFIELD COMPANY
                             --------------------
              401 (k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
              --------------------------------------------------
              (As Amended and Restated Effective January 1, 1992)

                               TABLE OF CONTENTS
                               -----------------

   ARTICLE   SECTION                                                   PAGE
   -------   -------                                                   ----

        7.9  Qualified Domestic Relations Orders . . . . . . . . . . .   75
        7.10 Unclaimed Benefits  . . . . . . . . . . . . . . . . . . .   76

   VIII TOP HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . . .   77
        8.1  Minimum Contributions . . . . . . . . . . . . . . . . . .   77
        8.2  Impact Upon Maximum Contributions and Benefits  . . . . .   78
        8.3  Top Heavy and Super Top Heavy Plan Defined  . . . . . . .   78

   IX   INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .   83
        9.1  General . . . . . . . . . . . . . . . . . . . . . . . . .   83
        9.2  Investment Funds  . . . . . . . . . . . . . . . . . . . .   83
        9.3  Investment in Insurance Policies  . . . . . . . . . . . .   84
        9.4  Allocation of Contributions to Investment Funds . . . . .   86
        9.5  Transfers of Investments  . . . . . . . . . . . . . . . .   86
        9.6  Changes in Investments  . . . . . . . . . . . . . . . . .   86
        9.7  Loans . . . . . . . . . . . . . . . . . . . . . . . . . .   86

   X    DUTIES OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . .   87


   XI   AMENDMENT, DURATION, AND TERMINATION OF TRUST AND PLAN . . . .   90
        11.1 Amendment . . . . . . . . . . . . . . . . . . . . . . . .   90
        11.2 Duration of Trust . . . . . . . . . . . . . . . . . . . .   91
        11.3 Termination . . . . . . . . . . . . . . . . . . . . . . .   91
        11.4 No Contribution . . . . . . . . . . . . . . . . . . . . .   92

   XII  RIGHTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . .   92

   XIII RIGHTS OF PARTICIPANTS . . . . . . . . . . . . . . . . . . . .   93

   XIV  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .   94















                             THE DELFIELD COMPANY

              401 (k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
          ----------------------------------------------------------
              (As amended and restated effective January 1, 1992)

             THIS AGREEMENT entered into at Mt. Pleasant, Michigan this 30th day of October, 1992 by and between THE DELFIELD COMPANY, a Delaware corporation, with its principal place of business at Mt. Pleasant, Michigan (hereinafter called "Delfield"), and Kevin E. McCrone, W. Joseph Manifold and Ronald A. Anderson (hereinafter called the "Trustee"), as Trustee.

             WHEREAS, Delfield, by agreement with the Trustee effective July 1, 1991, established THE DELFIELD COMPANY'S 401K PROFIT SHARING PLAN NO. 002 (the "Plan"), for the benefit of certain of its employees; and


             WHEREAS, Delfield, with the consent of the Trustee, desires to amend the Plan to change the name of the Plan, to provide for additional contributions, to make additional changes, and, in the interest of clarity, to restate the Plan.

             NOW, THEREFORE, in consideration of the premises, Delfield, with the consent of the Trustee, hereby changes the name of the Plan to THE DELFIELD COMPANY 401(k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN and further amends and restates the Plan, effective January 1, 1992, as follows:

                                   ARTICLE I

                          CREATION OF PLAN AND TRUST

             1.1 Creation. Delfield has adopted this Plan for certain of its employees and created a Trust for the purpose of funding said Plan. Delfield hereby agrees to pay to the Trustee sums of money as hereinafter specified, but in trust, nevertheless, to be held and administered by the Trustee for the purpose of effectuating said Plan and for the purpose and use, and subject to the terms and conditions, set forth in this Agreement.

             1.2 Acceptance of Trust by Trustee. The Trustee hereby accepts said Trust, and agrees to act as Trustee and to hold the principal of the Trust, together with any other money paid to it by Delfield, and any earnings upon the Trust Fund or otherwise, in trust, for the use and purpose and subject to the terms and conditions hereinafter set forth.









                                  ARTICLE II

                                  DEFINITIONS

             As used in this Agreement, the following terms shall have the following meanings unless the context requires otherwise:

             2.1 "Act" means the Employee Retirement Income Security Act of 1974, as hereafter amended.

             2.2 "Active Participant" means with respect to any Plan Year, a Participant who shall have completed 1000 Hours of Service in that Plan Year.

             2.3 "Actual Deferral Percentage" means for each Plan Year, the average of the ratios (calculated separately for each person eligible to be a Participant in a specified group to the nearest 1/100 of 1% of the Participant's Compensation as defined under Section

   2.12(a)) of:

                  (a) the amount of Salary Deferral Contributions, and, at the election of the Administrative Committee and under such rules as the Secretary of the Treasury may provide, Mandatory Contributions, Discretionary Contributions, Matching Contributions, and Qualifying Contributions, to be paid over to the Trust Fund on behalf of each such Participant for such Plan Year, to

                  (b)  the Participant's Compensation as defined under
   Section 2.12(a) for such Plan Year, before taking into account the Salary Deferral Contributions allocated to his Account hereunder.

                  The amount of Mandatory Contributions, Discretionary Contributions, Matching Contributions, and Qualifying Contributions taken into account under subsection (a) hereof shall be only those Mandatory, Discretionary, Matching and Qualifying Contributions needed to satisfy the test set forth in Section 4.2(a)(3). Salary Deferral Contributions used to satisfy the requirements of Section 4.1(b) shall not be used in determining whether Salary Deferral Contributions satisfy the requirements of Section 4.2(a)(3).

             2.4 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the

   Secretary shall provide.

             2.5 "Administrative Committee" means the Administrative Committee established pursuant to Article III.

             2.6 "Agreement" means this Agreement, including the Trust and the Plan and any amendments thereto.






             2.7 "Anniversary Date" means the last day of each Plan Year, including the last day of the short Plan Year.

             2.8 "Beneficiary" means (a) prior to January 1, 1993, the Beneficiary of the Employee as determined under the Plan as then in effect, and (b) on and after January 1, 1993, a person designated by the Employee, in writing or by the terms of this Plan, who is or may be entitled to a benefit hereunder in case of a Participant's death.

             2.9  "Break in Service" means a Break in Service as defined in
   Section 5.3(b).

             2.10 "Code" means the Internal Revenue Code of 1986, as amended.

             2.11 "Company" means THE DELFIELD COMPANY and any other Participating Company; provided, however, that whenever the Plan indicates that the "Company" may or shall take any action under the

   Plan, such action shall be taken by The Delfield Company for itself and as agent for any such participating Company.

             2.12 "Compensation" means:

                  (a)  For all purposes hereof other than Sections 4.1(c),
   6.3 and Article VIII, wages within the meaning of Section 3401(a) of the Code and all other payments to the Employee by the Company (in the course of the Company's trade or business) during the Plan Year (or, if the Employee is not a Participant for the entire Plan Year, (or, if the Employee is not a Participant for the entire Plan Year, during that portion of the Plan Year for which the Employee is a Participant) for which the Company is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code; provided, however, that for all purposes hereof, all contributions made under any previous plan or any life insurance or health and welfare employee benefit plan maintained at any time by the Company for the benefit of a Participant shall be excluded; and provided, further, that for all purposes hereof other than Section 6.3, Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 125, 402(a)(98), 402(h) or 403(b) of the Code.

             (b)  For purposes of Sections 4.1(c), 6.3 and Article VIII,

   all taxable amounts received by the Employee from the Company and Related and Predecessor Companies which are defined as compensation in
   Section 1.415-2(d) of the Regulations under the Code, including an Employee's earned income, wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company (including commissions paid to






   salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), during the Plan Year, and excluding the following:

                       (1)  For purposes of Section 6.3, Company
             contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                       (2)  Amounts realized from the exercise of a
             nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;


                       (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                       (4) Other amounts which received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                       Compensation for any Limitation Year is the Compensation actually paid or includable in gross income during such year.

                  (c) For each Plan Year, the annual Compensation of each Employee to be taken into account under the Plan shall not exceed $200,000 ($100,000 for the short Plan Year), multiplied by the Adjustment Factor. In determining the Compensation of an Employee for purposes of this limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 ($100,000 for the short Plan Year)

   limitation is exceeded, then the limitation shall be prorated among the affected individuals' Compensation determined under this Section 2.12(c) prior to the application of this limitation.

             2.13 "Contribution Percentage" means, for each Plan Year, the average ratios (calculated separately for each person eligible to be a







   Participant in a specified group to the nearest 1/100 of 1% of the Participant's Compensation as defined under Section 2.12(a)) of:

                  (a) The amount of Matching Contributions and, at the election of the Administrative Committee pursuant to the Plan and under such rules as the Secretary of Treasury may provide, Salary Deferral Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions to be paid to the Trust on behalf of each such Participant for such Plan Year, to

                  (b)  The Participant's Compensation as defined under
   Section 2.12(a) for such Plan Year.

                       The amount of Salary Deferral Contributions,
   Discretionary Contributions, Mandatory Contributions, and Qualifying Contributions taken into account under subsection (a) hereof shall only be those Salary Deferral Contributions, Discretionary Contributions, Mandatory Contributions, and Qualifying Contributions needed to satisfy the test set forth in Section 4.1(b). Matching Contributions used to satisfy the requirements of Section 4.2(a) (3) shall not be used in determining whether Matching Contributions satisfy the requirements of
   Section 4.1(b).

             2.14 "Discretionary Contributions" means the contributions made by the Company and allocated on behalf of Participants under
   Section 4.1(a) (4).

             2.15 "Discretionary Contributions Account" means that portion of a Participant's Account credited with Discretionary Contributions under Section 6.2(c) hereof.

             2.16 "Effective Date" means July 1, 1991.

             2.17 "Employee" means any officer or other employee of the Company who is classified as a full-time employee by the Company, but shall not include (a) directors who are not officers or otherwise regular employees of the Company; (b) independent contractors; or, (c) on and after January 1, 1993, leased employees (within the meaning of Section 5.1(e)), unless leased employees constitute more than 20% of the Company's non-highly compensated work force within the meaning of Code
   Section 414(n)(5)(C)(ii).

             2.18 "Employment Commencement Date" means the date upon which an Employee first performs an Hour of Service for the Company or a Related or Predecessor Company.

             2.19 "Excess Aggregate Contributions" means the excess of the Matching Contributions (and the Salary Deferral Contributions,
   Discretionary Contributions, Mandatory Contributions, and Qualifying Contributions taken into account in computing the numerator of the






   Contribution Percentage) actually made on behalf of Highly Compensated Employees for any Plan Year over the maximum amount of such contributions permitted under Section 4.1 (b). The amount of Excess Aggregate Contributions shall be determined after first determining any Excess Deferral Amount and then reducing them by any Excess Deferral Contributions.

             2.20 "Excess Deferral Contributions" means the excess of the Salary Deferral Contributions, Discretionary Contributions, Mandatory Contributions, and Qualifying Contributions taken into account in computing the numerator of the Actual Deferral Percentage and actually made on behalf of Highly Compensated Employees for any Plan Year over the maximum amount of such contributions permitted under Section 4.2(a)(3). The amount of Excess Deferral Contributions to be distributed with respect to a Participant for a Plan Year shall be reduced by any Excess Deferral Amount previously distributed to such Participant for the Plan Year.


             2.21 "Executive Committee" means the Executive Committee of the Board of Directors of The Delfield Company.

             2.22 "Family Member" means with respect to any Employee or former Employee, such Employee's, or former Employee's, spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

             2.23 "Fiduciaries" means, for purposes of the Act, the Company, the Administrative Committee, the Trustee, the Investment Manager, if any, and the Insurance Company, if any, to the extent required under the Act, but only with respect to specific responsibilities of each as described herein. Each Fiduciary shall cease to be a Fiduciary with respect to any fiduciary responsibility, if such responsibility is allocated to any other person pursuant to this Plan or if another person is designated to carry out such responsibility.

             2.24 "Fiscal Year" means the calendar year.

             2.25 "Highly Compensated Employee" means any highly compensated active employee and highly compensated former employee determined pursuant to Section 414(q) of the Code.

                  (a)  A highly compensated active employee means an

   employee who performs service for the Company during the Plan Year of the determination (the determination year") and:

                       (l)  During the 12-month period immediately
             preceding the determination year (the "look-back year"): (A) was a 5% owner at any time (within the meaning of Regulation
             Section 1.414(q)-1T, A-8); (B) received Compensation from the






             Company in excess of $75,000 ($37,500 for the short Plan Year determination) (multiplied by the Adjustment Factor); (C) received Compensation from the Company in excess of $50,000 ($25,000 for the short Plan Year determination) (multiplied by the Adjustment Factor) and was a member of the top-paid group for such year (within the meaning of Regulation Section 1.414(q)-1T, A-9); or (D) was an "includable" officer of the Company (within the meaning of Regulation Section 1.414(q)-1T, A-10) and received Compensation during such year that is greater than 50% of the dollar limitation in effect under
             Section 415(b)(1)(A) of the Code.

                       (2) During the determination year: (A) was a 5% owner (within the meaning of Regulation Section 1.414(q)-1T, A-8) at any time; and (B) was both (i) described in (a)(1)(A),
             (B) or (a)(1)(D) of this Section 2.25 if the term "determination year" is substituted for the term "look-back year," and (ii) 1 of the 100 employees who received the most

             Compensation from the Company during the determination year.

                       If no officer has satisfied the compensation requirement of (a)(1)(D) or (a)(2)(B) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. No more than 50 Employees (or, if lesser, the greater of 3 employees or 10% of the employees) shall be treated as officers.

                  (b) A highly compensated former employee includes an employee who is separated form service (or was deemed to have separated from service) prior to the Plan Year, performs no service for the Company during the Plan Year and was a Highly Compensated Employee under subsections (1) and (2) of this Section 2.25(a) for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

                  (c) If an Employee is, during a determination year or look-back year, a Family Member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is 1 of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the Family Member and the 5% owner or top-10 Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5% owner or top-10 Highly Compensated Employee.

                       For purposes of determining Highly Compensated Employees, Compensation includes elective or salary reduction







   contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity.

             2.26 "Hour of Service" means an Hour of Service as defined in
   Section 5.3(a).

             2.27 "Insurance Company" means Nationwide Life Insurance Company, or any other insurance company with which the Company has entered into a contract to provide the benefits of the Plan or to invest contributions under the Plan.

             2.28 "Investment Manager" means any person, firm, or corporation who is a registered investment advisor under the Investment Advisor Act of 1940, a bank or an insurance company, and (a) who has the power to manage, acquire, or dispose of Plan assets, and (b) who acknowledges in writing his fiduciary responsibility to the Plan.

             2.29 "Key Employee" means an Employee (former employee or

   beneficiary of either) in the Plan who, at any time during the Plan Year or any of the 4 preceding Plan Years, is any of the following:

                  (a) an officer of the Company if his annual Compensation does not exceed 50% of the maximum dollar limitation under Section 415(b)(1)(A) of the Code; provided, however, that for purposes hereof, no more than 50 Employees of the Company (or, if fewer, the greater of 3 Employees or 10% of all Employees) shall be treated as officers of the Company; and, provided, further, that if there are more than 50 officers who are considered Key Employees under this test, only those 50 who had the highest 1-year compensation in the 5-year period ending on the last day of the Plan Year of the determination shall be considered Key Employees;

                  (b) one of the 10 Employees owning (or considered as owning within the meaning of Code Section 318) both more than a 0.5% interest and the largest interests in the Company and all Related Companies; provided, however, that an Employee shall not be considered a Key Employee if he earns less compensation from the Company and all Related Companies than the maximum dollar limitation under Code Section 415(c)(l)(A) in effect for the calendar year in which the Determination Date falls; and provided further that if 2 employees have the same interest, the employee having greater annual compensation shall be treated as having a larger interest;


                  (c) a 5% owner of the outstanding stock or voting power of all stock of the Company or any Related Company which is a corporation (or of the capital or profit interest in the Company); or

                  (d) a 1% owner of the outstanding stock or voting power of all stock of the Company or any Related Company (or of the capital or







   prof it interest in the Company) and has annual earnings from the Company and any Related Company of more than $150,000.

                  For purposes of (b), (c), and (d), subparagraph (C) of Code Section 318(a) (2) shall be applied by substituting 5% for 50%, in the case of any Related Company which is not a corporation. ownership shall be determined in accordance with Regulations issued pursuant to Code Section 416(i)(1)(B)(iii)(II) and the rules of subsection (b), (c) and (m) of Section 414 shall not apply in determining ownership in the Company or any Related Company. Further, in determining the distributions during the last 5 years to be taken into account hereunder, the foregoing shall also apply to distributions under a terminated plan which if it had not terminated would have been required to be included in an Aggregation Group under Section 8.3 hereof.

             2.30 "Limitation Year" means the Plan Year, making the short Limitation Year the period from July 1, 1991 to December 31, 1991.


             2.31 "Mandatory Contributions" means the contributions made by the Company on behalf of Participants under Section 4.1(a) (3).

             2.32 "Mandatory Contributions Account" means that portion of a Participant's Account credited with Mandatory Contributions under
   Section 6.2 (b).

             2.33 "Matching Contributions" means the contributions made by the Company on behalf of Participants under Section 4.1(a) (2).

             2.34 "Matching Contributions Account" means that portion of a Participant's Account credited with Matching Contributions under Section 6.2(e) hereof.

             2.35 "Non-Highly Compensated Employee" means an Employee of the Company who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

             2.36 "Non-Key Employee" means an Employee who is not a Key
   Employee.

             2.37 "Non-Union Employee" means an Employee who is not a member of the International Union, Allied Industrial Workers of America AFL-CIO, Local 585.


             2.38 "Normal Retirement Age" and "Normal Retirement Date" mean the time an Employee attains age 65.

             2.39 "Participant" means an Employee who meets the eligibility and participation requirements of this Plan.








             2.40 " Participating Company" means any other corporation or partnership which is classified by the Board of Directors of Delfield as a Participating Company for purposes of this Plan and Trust, and which, with the approval of the Board of Directors of Delfield, elects to become a party hereto by adopting the plan and 'Trust for the benefit of its employees by resolution of its Board of Directors or partners. As evidence of its adoption of the Plan and Trust, the Participating Company shall file certified copies of said resolution with Delfield, and Delfield shall file 2 copies thereof, together with 2 certified copies of its own Board of Directors resolution approving such participation, with the Trustee hereunder which shall acknowledge receipt thereon and return 1 copy thereof to Delfield. In all dealings with the Trustee, Delfield shall act as agent for any Participating Company.

             2.41 "Plan" means THE DELFIELD COMPANY PROFIT SHARING RETIREMENT PLAN, as set forth in this Agreement.


             2.42 "Plan Sponsor" means, for purposes of the Act, the Company.

             2.43 "Plan Year" means the period beginning July 1, 1991 and ending December 31, 1991 (the "short Plan Year") and, commencing January 1, 1992, each calendar year thereafter.

             2.44 "Predecessor Company" means a Company which has been acquired by the Company or by a Related Company and which prior to such acquisition maintained this Plan.

             2.45 "Qualifying Contributions" means the contributions made by the Company under Section 4.1(a) (5).

             2.46 "Qualifying Contributions Account" means that portion of a Participant's Account credited with Qualifying Contributions under
   Section 6.2 (f).

             2.47 The term "Reemployment Commencement Date" means:

                  (a) If an Employee previously has been credited with more than 500 Hours of Service in a computation period and subsequently incurs a Break in Service, the first day on which such Employee is entitled to credit for an Hour of Service after he incurred the Break in Service; and


                  (b) If the Employee is credited with no Hours of Service in any Plan Year commencing after the Reemployment Commencement Date established under subsection (a) above, the first day on which the Employee is entitled to credit for an Hour of Service after such Plan Year.







             2.48 "Related Company" means (a) any corporation included within a "controlled group of corporations," as determined under Code
   Section 414(b) and Regulations issued pursuant thereto (except that, with respect to the limitation on contributions under Code Section 415, such determination shall be made after substituting the phrase "more than 50%" for the phrase" at least 80%" each place it appears in Section 1563(a)(l) of the Code); (b) any partnership, sole proprietorship, trust, estate or corporation included within a "parent-subsidiary group of trades or businesses under common control," or a "brother-sister group of trades or businesses under common control," or a "combined group of trades or businesses under common control," as determined under Code Section 414(c) and Regulations issued pursuant thereto; and (c) any corporation, partnership, or other organization which is included within an "affiliated service group," as determined under Code Section 414, including Code Sections 414(m), 414(n) and 414(o), and Regulations issued pursuant thereto.

             2.49 "Salary Deferral Account" means that portion of a

   Participant's Account credited with Salary Deferral Contributions under
   Section 6.2(d).

             2.50 "Salary Deferral Contributions" means the contributions of a Participant under Section 4.2(a).

             2.51 "Separation from Employment" means termination of all employment with the Company and any Related Company by reason of retirement, death, disability, resignation, discharge, or otherwise.

             2.52 "Spouse" means the Participant's spouse on the first day of the period for which an amount is paid under this Plan to such Participant as an annuity, or, in the case of a benefit not paid in the form of an annuity, on the first day on which all events have occurred which entitle the Participant to such benefit. Anything to the contrary herein notwithstanding, however, a former spouse will be treated as the Spouse and a current spouse will not be treated as the Spouse to the extent provided under a qualified domestic relations order, as described in Section 414(p) of the Code.

             2.53 "Top Heavy Contribution Account" means that portion of a Non-Union Employee's Account credited with Top Heavy Contributions under
   Section 8.1 hereof.

             2.54 "Trust" means the Trust created by this Agreement.


             2.55 "Trust Fund" means the assets of this Trust, of whatever kind, nature and description.

             2.56 "Union Employee" means an Employee who is a member of the International Union, Allied Industrial Workers of America AFL-CIO, Local 585.






             2.57 "Valuation Date" means the last day of each Plan Year and such other dates as determined by the Administrative Committee.

             2.58 Where necessary or appropriate to the context, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE III

                                ADMINISTRATION

             3.1 Allocation of Responsibility Among Fiduciaries for Trust Administration. The Fiduciaries shall have only those powers, duties, responsibilities, and obligations as are specifically given them under this Plan. In general, the powers, duties, responsibilities, and obligations of the Fiduciaries shall be allocated as follows:


                  (a) The Company shall have sole responsibility for making the contributions provided for under this Plan and shall have the sole authority to appoint and remove the Trustee, members of the Administrative Committee, an agent of the Plan for the service of legal process, and any Investment Manager and/or Insurance Company which may be provided for under the Plan, and to amend or terminate this Plan in whole or in part, as specifically described herein.

                  (b) The Administrative Committee shall have the sole responsibility for the administration of the benefit structure of this Plan as specifically described in this Plan.

                  (c) The Trustee shall have sole responsibility for the management of the assets held under the Trust, as specifically described herein, except to the extent that responsibility for management of any assets held under the Trust is granted to an Investment Manager and/or an Insurance Company as provided herein.

                  (d) The Investment Manager, if appointed, shall have the sole responsibility for the management of any assets of the Trust subject to management by the Investment Manager as specifically described herein.

                  (e) The Insurance Company, if any, shall have the sole responsibility for the management of any assets of the Trust subject to management by the insurance Company as specifically described herein.

             3.2 Delegation of Fiduciary Responsibilities. The Company and the Administrative Committee, with the approval of the Company, shall have the power to delegate their respective specific fiduciary responsibilities (other than those of the Trustee, or the Investment Manager with respect to the management of the Trust Fund) to






   officers or employees of the Company or to other individuals by notifying them as to the duties and responsibilities delegated. Each fiduciary so designated shall serve at the pleasure of the Fiduciary making the designation, and, if full-time employees of the Company, without compensation. Any such person may resign by delivering a written resignation to the Fiduciary making the delegation. Vacancies created by resignation, death or other cause may be filled by the Fiduciary or the assigned responsibilities may be reassumed or redelegated by the Fiduciary.

             3.3 Miscellaneous. Each Fiduciary agrees that any directions given information furnished or action taken by it shall be in accordance with the provisions of this Plan authorizing or providing for such information, direction or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and to the extent permitted by law, shall not be responsible for any act or failure to act of another Fiduciary.

             3.4  Administrative Committee.

                  (a) Appointment of Administrative Committee. The Administrative Committee shall consist of a Chairman and at least 2 other members who shall be appointed by the Executive Committee of the Board of Directors of the Company hereinafter referred to as the "Executive Committee") to serve at the pleasure of the Executive Committee.

                       Any member of the Administrative Committee may resign by delivering his written resignation to the Executive Committee, and the Executive Committee may remove any member of the Administrative Committee at any time. Vacancies shall be filled promptly by the Executive Committee.

                  (b)  Administrative Committee Procedures.  The
   Administrative Committee shall act in accordance with the following procedures:

                       (1) The Administrative Committee shall appoint a Secretary, who may or may not be an Administrative Committee

             member, and advise the Trustee of such action in writing.

                       (2) The Administrative Committee may act at a meeting or in writing without a meeting. All decisions of the Administrative Committee shall be made by the vote of the majority, including actions in writing taken without a meeting.






                       (3) The Secretary of the Administrative Committee shall keep a record of all meetings and forward all necessary communications to the Company or the Trustee. A dissenting Administrative Committee member, to the extent permitted by the Act, shall not be responsible for any action or failure to act if, within a reasonable time after he has knowledge of any such action or failure to act by the majority, he registers his dissent in writing, delivered to the other Administrative Committee members, the Company and the Trustee.

                       (4) Either the Chairman or the Secretary of the Administrative Committee may execute any certificates or any other direction on behalf of the Administrative Committee.

                       (5) A member of the Administrative Committee who is a Participant shall not vote on any question relating specifically to himself; and, in the event the remaining members of the Administrative Committee are unable to come to a determination of any such question, the same shall be determined by the Executive Committee.

                       (6) The members of the Administrative Committee shall be bonded to the extent required to comply with the requirements of the Act.

                       (7) The members of the Administrative Committee shall serve without compensation for their service as such. The Company may pay all expenses of the Plan and Trust, but if not so paid such expenses shall be paid by the Trustee from the Trust Fund.

                  (c) Administrative Committee Powers. The Administrative Committee shall administer the benefit structure of the Plan in accordance with its terms and shall have all powers necessary to carry out its terms, including, but not by way of limitation, the following:

                       (1)  To determine all questions relating to
             eligibility of Employees and to the participation in this plan by Employees.

                       (2) To compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries.


                       (3) To authorize all disbursements of benefits to Participants or Beneficiaries and all disbursements of reasonable expenses of the Plan and Trust by the Trustee from the Trust Fund.








                       (4) To obtain from the Company, the Trustee, the Investment Manager, or the Insurance Company and from Employees such information as shall be necessary for the proper administration of the Plan.

                       (5) To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information explaining the Plan.

                       (6) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

                       (7) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee or the Insurer.


                       (8)  To adopt and prescribe regulations and
             procedures to be followed by any Participant or Beneficiary in filing applications for benefits, and for the furnishing and verification of evidence and proofs necessary to establish their rights to benefits under the Plan.

                       (9) To make findings of facts and determinations as to the rights of any Participant or Beneficiary applying for retirement benefits and to afford any such individual dissatisfied with any such finding or determination the right of review.

                       (10) To make and publish such rules for the
             regulation of the Plan as are not inconsistent with the terms of this Agreement.

                       (11) To purchase insurance, with the consent of the
             Company, for any Fiduciaries of the Plan to cover liability or losses by reason of the act or omission of a Fiduciary, if such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of a Fiduciary obligation by such Fiduciary.

                       The Administrative Committee shall have jurisdiction to pass upon all questions concerning the application or interpretation of the provisions of the Plan which it is empowered to administer. The Administrative Committee shall have the broadest possible discretion to decide all such questions in accordance with the terms of the Plan, and all such decisions of the Administrative Committee shall be final and binding upon the Company, the Employees and the Beneficiaries or claimants under the Plan. The Administrative Committee shall have no power to add to, subtract from or modify any of the terms of the Plan,






   or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

                  (d) Finality of Decision. All determinations of the Administrative Committee under Section 3.4(c) hereof shall be binding on all persons except as otherwise expressly provided herein.

                  (e) Information to be Supplied by the Company. To enable the Administrative Committee to perform its functions, the Company shall supply full and timely information to the Administrative Committee of all matters relating to the Compensation of all Participants and to the termination of employment of Participants whether by retirement, death or other cause, and such other pertinent facts as the Administrative Committee may require. The Administrative Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to its administration of the Trust. Information furnished hereunder shall be kept confidential except to the extent necessary for administration of the Plan.

                  (f) Application and Forms for Benefits. The Administrative Committee shall require a Participant or Beneficiary to complete and file with the Administrative Committee an application for a benefit (except when the value of a Participant's Account does not exceed $3,500) and all other forms approved by the Administrative Committee, and to furnish all pertinent information requested by the Administrative Committee. The Administrative Committee may rely upon all such information so furnished it, including the current mailing address of the Participant or Beneficiary.

                                  ARTICLE IV

                                 CONTRIBUTIONS

             4.1  Company Contributions.

                  (a) General. Within the period for payment provided herein, the Company shall, subject to the provisions of this Agreement, determine, appropriate, and contribute to the Trust for the purposes of this Plan for the Plan Year ending on such date, an amount (either in cash, or in property acceptable to the Trustee, as applicable) which equals the sum of:


                       (1) Such contributions as are required to fund Salary Deferral Contributions under Section 4.2(a);

                       (2) Effective January 1, 1992, for Non-Union Employees who are Participants, a Matching Contribution equal to 10% of the amount of Salary Deferral Contributions credited to each such Participant's Account for each Plan Year;






                       (3) Effective January 1, 1992, for Non-Union Employees who are Participants, a Mandatory Contribution composed of a "Top Heavy Contribution," if the Plan is Top Heavy in any Plan Year, to the extent required under Section
             8.1 but not in excess of 2% of each Participant's Compensation for the Plan Year, and an additional amount to be made to the Active Participants only (which may be zero) so that the Mandatory Contribution shall be equal to 2% of the Compensation of each Active Participant for the Plan Year;

                       (4) Effective January 1, 1992, for Non-Union Employees who are Participants, a Discretionary Contribution composed of a "Top Heavy Contribution," if the Plan is Top Heavy in any Plan Year, to the extent required under Section
             8.1 and not satisfied by Mandatory Contributions, and an additional amount to be made to the Active Participants only (which may be zero) in such proportion and amount as the Executive Committee shall determine in its sole discretion by resolution; provided, however, that such Discretionary Contribution shall not exceed 2% of the Compensation of each Active Participant for the Plan Year; and

                       (5) In the sole discretion of the Company, either or both a Qualifying Non-Union Employee Contribution and/or a Qualifying Union Employee Contribution as follows:

                            (A)  A "Qualifying Non-Union Employee
                  Contribution" (which may be zero) equal to a percentage of the Compensation paid by the Company to each Participant who is both a Non-Highly Compensated Employee and a Non-Union Employee during the Plan Year for which the contribution is made, as determined by resolution of the Executive Committee in its sole discretion, either specifying a fixed sum or a definite basis or formula by which the amounts can be determined; or

                            (B) A "Qualifying Union Employee Contribution" (which may be zero) equal to a percentage of the Compensation paid by the Company to each Participant who is both a Non-Highly Compensated Employee and a Union Employee during the Plan Year for which the Contribution is made, or as determined by resolution of the Executive Committee in its sole discretion, either specifying a fixed sum or a definite basis or formula by which the amounts can be determined.

                  (6) Such contribution as is required by Section 7.10 in order to restore forfeitures, if any.








                  (b) Special Limitations on Matching Contributions. The Contribution Percentage for Matching Contributions on behalf of Non-Union Employees who are Participants and Highly Compensated Employees shall not exceed the greater of:

                       (i) the Contribution Percentage of all Non-Union Employees who are Participants and Non-Highly Compensated Employees multiplied by 1.25 (the "1.25 Test"), or

                       (ii) the lesser of the Contribution Percentage of
             all Non- Union Employees who are Participants and Non-Highly Compensated Employees multiplied by 2, or 2 percentage points plus the Contribution Percentage of all Non- Union Employees who are Non-Highly Compensated Participants (the "2-2% Test"); provided, however, if the 2-2% Test of Section 4.2(a)(3)(ii) is also used to satisfy the Actual Deferral Percentage test of
             Section 4.2(a)(3), the Actual Deferral Percentage and the Contribution Percentage must together satisfy Section 4.2(f).


                       For purposes of this Section 4.1(b), the following rules shall apply:

                       (1) The Administrative Committee may treat any portion or all of the Salary Deferral Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions as Matching Contributions provided that:

                            (A) All Mandatory Contributions, Discretionary Contributions and Qualifying Contributions, including those Qualifying Contributions treated as Matching Contributions for purposes of this Section 4.1(b), do not discriminate in favor of Highly Compensated Employees in a manner prohibited by Section 401(a) (4) of the Code.

                            (B) All Mandatory Contributions, Discretionary Contributions and Qualifying Contributions, excluding those Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions treated as Matching Contributions for purposes of this Section 4.1(b) and those Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions treated as Salary Deferral Contributions for purposes of Section 4.2(a) (3), do not discriminate in favor of Highly

                  Compensated Employees in a manner prohibited by Section 401(a) (4) of the Code.

                            (C) Salary Deferral Contributions, including those treated as Matching Contributions for purposes of this Section 4.1(b), satisfy the Actual Deferral Percentage test of 4.2(a) (3).






                            (D) Salary Deferral Contributions, excluding those treated as Matching Contributions for purposes of this Section 4.1(b), satisfy the Actual Deferral Percentage test of 4.2(a) (3).

                            (E) Except as provided in (A) and (C) above, the Mandatory Contributions, Discretionary Contributions, Qualifying Contributions, and the Salary Deferral Contributions treated as Matching Contributions for purposes of this Section 4.1(b) are not taken into account in determining whether any other contributions or benefits:

                                 (i)  satisfy the Code Section 401(a)(4)
                       requirement that a plan not discriminate in favor of Highly Compensated Employees, or

                                 (ii) satisfy the Actual Deferral

                       Percentage test of Section 4.2(a)(3).

                            (F)  Mandatory Contributions, Discretionary
                  Contributions and Qualifying Contributions treated as Matching Contributions must be allocated to the Participants as of a date within the Plan Year.

                            (G)  Mandatory Contributions, Discretionary
                  Contributions and Qualifying Contributions treated as Matching Contributions shall not have the effect of increasing the difference between the Contribution Percentage for Participants who are Highly Compensated Employees and the Contribution Percentage for all other Participants.

                       (2) The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Matching Contributions allocated to his account under 2 or more plans described in Section 401(a) of the Code or arrangements described in Section 401(m) of the Code that are maintained by the Company or an Affiliated Company shall be determined as if all such Contributions were made under a single plan.

                       (3)  In the event that this Plan satisfies the

             requirements of Section 410(b) of the Code only if aggregated with 1 or more other plans, or if 1 or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then Section 4.1(b) shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan.







                       (4) If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q) (6) because such Employee is either a 5% owner or 1 of the 10 most Highly Compensated Employees, the combined Contribution Percentage ratio for the family group (which is treated as 1 Highly Compensated Employee) for purposes of computing the Contribution Percentage shall be the Contribution Percentage ratio determined by combining Compensation, Matching Contributions, and Salary Deferral Contributions, Discretionary Contributions, Mandatory Contributions and Qualifying Contributions treated as Matching Contributions of all the eligible Family Members.

                            The Contribution Percentage ratio shall be
             reduced as required under Section 4.1(b) (5) and the Excess Aggregate Contributions for a family unit are to be allocated among family members in proportion to the contributions of each family member that are combined to determine the

             Contribution Percentage ratio.

                            If an employee is required to be aggregated as
             a member of more than 1 family group in a plan, all eligible employees who are members of those family groups that include that employee shall be aggregated as 1 family group.

                       (5) Notwithstanding anything to the contrary herein, the Committee, in its discretion, may limit Matching Contributions of Highly Compensated Employees in a manner that prevents Excess Aggregate Contributions. If in applying this
             Section 4.1(b), there are Excess Aggregate Contributions, the amount of the Excess Aggregate Contributions for a Highly Compensated Employee shall be determined under a leveling method under which the Contribution Percentage ratio of the Highly Compensated Employee with the highest Contribution Percentage ratio is reduced to the extent required to satisfy the Contribution Percentage test or cause the Highly Compensated Employee's Contribution Percentage ratio to equal the ratio of the Highly Compensated Employee with the next highest Contribution Percentage ratio. The foregoing shall be repeated until the Contribution Percentage test is satisfied.

                       (6)  Matching Contributions, Discretionary
             Contributions, Mandatory Contributions, and Qualifying

             Contributions shall be considered made for a Plan Year if paid to the Trust no later than the end of the 12-month period beginning on the day after the close of the Plan Year and allocated to a Participant's account for the Plan Year.

                       (7)  The determination and treatment of the
             Contribution Percentage of any Participant shall satisfy such






             other requirements as may be prescribed by the Secretary of the Treasury.

                       (8) Excess Aggregate Contributions plus any income and minus any loss allocable thereto shall be designated by the Company as Excess Aggregate Contributions (and income) and distributed if feasible within 2-1/2 months after the close of the Plan Year for which such Contributions are made, but in no event later than the last day of the subsequent Plan Year, to the appropriate Highly Compensated Employee to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year.

                       (9) Prior to January 1, 1992, the income or loss allocable to Excess Aggregate Contributions shall be determined in accordance with the Plan as then in effect. On and after January 1, 1992, the income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the Participant's Matching Contributions (and, if applicable, Salary Deferral Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions) for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the amount of the Participant's Account balance attributable to Matching Contributions (and, if applicable, Salary Deferral Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions), on the last day of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year. The income distributable with respect to Excess Aggregate Contributions for the period between the end of the Plan Year and the date of the corrective distribution shall equal 10% of the income allocable to Excess Aggregate Contributions for the prior Plan Year multiplied by the number of calendar months which elapsed since the end of such Plan Year. For this purpose, a distribution occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month and a distribution after such date shall be treated as having been made on the 1st day of the next month.


                       (10) Excess Aggregate Contributions shall be
             distributed from the Participant's Matching Contributions Account; provided, however, that in no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the amount of Matching Contributions on behalf of such Employee for the Plan Year.







                  (c) Aggregate Contribution Limitation. The amount of the Company's contribution for any Fiscal Year under Section 4.1(a) hereof shall not exceed the smaller of:

                       (1) 15% of the aggregate Compensation paid to all Participants in the Fiscal Year; provided, however, that the total contribution shall not exceed the maximum amount deductible under the provisions of Code Section 404; or

                       (2)  The aggregate individual Participant
             limitations set forth under Section 415 of the Code as applied in accordance with Section 6.3.

   If the amount of the Company contribution with respect to any Fiscal Year shall subsequently be determined to have exceeded the amount deductible for such Fiscal Year under the provisions of Section 404 of the Code, the portion of such contribution so determined not to be deductible shall reduce in a like amount the contribution of the Company with respect to the Fiscal Year in which said determination is made, or with respect to the next succeeding Fiscal Year or Years, should the amount of such excessive contributions exceed the amount of the Company contribution for the Fiscal Year or Years in which such determination is made.

                  (d) Time of Payment. The Salary Deferral Contributions, Discretionary Contributions, Mandatory Contributions, Qualifying Contributions, and Matching Contributions to be made by the Company to the Trust Fund for a Plan Year shall be paid to the Trustee at any time on or before the date on which the federal income tax return of the Company is due for such year (including extensions of time granted for filing such return) and, no later than the end of the 12-month period immediately following the Plan Year to which the Contributions relate.

                  (e) Allocation Among Participating Companies. Each annual contribution made by the Company and each Participating Company shall be charged between and paid by each such Company on the basis that the annual contribution is allocated in accordance with Article IV, to the accounts of Participants employed by it during the year for which the contribution is made.

                  (f) Multiple Use of 2-2% Test. In order to prevent multiple use of the 2-2% Tests under Sections 4.1(b)(ii) and 4.2(a)(3)(ii). respectively, the sum of the Actual Deferral Percentage of Participants who are Highly Compensated Employees and the Contribution Percentage of Participants who are Highly Compensated Employees, after the elections referred to in Sections 2.3(a) and 2.13(a), and after the corrective distribution of any Excess Deferral Amount, as defined in Section 4.2(a), Excess Deferral Contributions, and Excess Aggregate Contributions have been made without regard to this Section, may not exceed the greater of:






                       (1)  The sum of

                            (A)  125% of the greater of (i) the Actual
                  Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the Plan, or (ii) the Contribution Percentage of the group of Non- Highly Compensated Employees eligible under the Plan, and

                            (B)  2 plus the lesser of (i) or (ii) of
                  Section 4.1(f) (1) (A) above but in no event more than 200% of the lesser of (i) or (ii) of Section 4.1(f) (1)
                  (A); or

                       (2)  The sum of

                            (A)  125% of the lesser of (i) the Actual
                  Deferral Percentage of the group of Non-Highly
                  Compensated Employees eligible under the Plan or (ii) the

                  Contribution Percentage of the group of Non-Highly Compensated Employees eligible under the Plan, and

                            (B)  2 plus the greater of (i) or (ii) of
                  Section 4.1(f) (2) (A), but in no event more than 200% of the greater of (i) or (ii) of Section 4.1(f)(2)(A).

   For purposes hereof, multiple use only occurs if both the Actual Deferral Percentage and the Contribution Percentage (determined separately) of Participants who are Highly Compensated Employees exceeds 125% multiplied by the respective Actual Deferral Percentage and Contribution Percentage of the Participants who are Non-Highly
   Compensated Employees.

                       If the Actual Deferral Percentages and the
   Contribution Percentages do not satisfy this Section 4.1(f), either or both (1) the Actual Deferral Percentage for such Participants who are Highly Compensated Employees, or (2) the Contribution Percentage for such Participants who are Highly Compensated Employees shall be reduced, as determined by the Committee, so as to satisfy this Section 4.1(f) by reducing contributions made on behalf of Participants who are Highly Compensated Employees in order of their ratios calculated under either the Actual Deferral Percentage or the Contribution Percentage. If the required reduction is corrected by reducing the Actual Deferral Percentage of Participants who are Highly Compensated Employees, the

   reduced amount shall be treated as an Excess Deferral Contribution. If the required reduction is corrected by reducing the Contribution Percentage of Participants who are Highly Compensated Employees, the reduced amount shall be treated as an Excess Aggregate Contribution.









                  (g) Notwithstanding any other provision of this Agreement, the Company may recover a contribution under the following circumstances:

                       (1) Pursuant to Section 403(c) (2) of the Act, the Company may recover a contribution if it was made by mistake of fact, or conditioned upon the initial qualification of the Plan or any amendment thereof or upon the deductibility of the contribution under Section 404 of the Code. In order to recover such contribution, the Company must make a written request to the Trustee, and the contribution must be returned within 1 year after the payment of the contribution, the denial of the qualification (but only if the application for the determination of qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan was adopted) or the disallowance of the deduction (to the extent disallowed), respectively; or


                       (2)  Pursuant to Section 403(c)(3) of the Act and
             Section 4972(c) (3) of the Code, the Company may recover a contribution which would otherwise be an excess contribution for any taxable year, as defined in Section 4972(c) (1) of the Code, if the Plan fails to initially qualify or the contribution is not deductible under Section 404 of the Code. In order to recover such contribution, the Company must make a written request to the Trustee, and the contribution must be returned on or before the last day on which a contribution may be made for such taxable year.


             4.2  Participant Contributions.

                  (a) Salary Deferral Contributions. Each eligible Participant whose Salary Deferral Contributions have not been suspended as provided herein, may elect to have allocated to his Salary Deferral Account based on the payroll period of the Company applicable to such Participant any percentage of Compensation to be paid to him during such payroll period which is not less than 2% nor more than 12% of the Compensation (before deducting the Salary Deferral Contribution allocated to his Account hereunder) paid to such Participant for such payroll period, subject to the limitations set forth in Section 6.3 and to the following:


                       (1) No Participant shall be permitted to make Salary Deferral Contributions during any calendar year in excess of $7,000 multiplied by the Adjustment Factor.

                            If, in any calendar year, a Participant's
             aggregate Salary Deferral Contributions under this Plan, any






             other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), simplified employer pension plan (as defined in Section 408(k) of the Code), eligible deferred compensation plan under Section 457 of the Code, and plan as described under Section 501(c) (18) exceed $7,000 multiplied by the Adjustment Factor, or if in combination with a tax deferred annuity as defined in Section 403(b) of the Code exceed $9,500, then no later than the first March 1 following the close of such calendar year, the Participant shall notify this Plan in writing, specifying (A) the amount of excess deferral (the "Excess Deferral Amount") which the Participant allocates to this Plan for the preceding calendar year and claims a distribution, and (B) that if such Excess Deferral Amount is not distributed, the excess plus amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 457, 501(c) (18), and 403(b) of the Code will exceed the dollar limitation imposed for the calendar year under Section 402(g) of the Code.


                            If any Participant timely submits a claim,
             then, notwithstanding any other provision of this Plan, no later than the first April 15 following the close of the calendar year, any Excess Deferral Amounts allocated to this Plan and income allocable thereto shall be distributed to the Participant. The Excess Deferral Amount that may be distributed to a Participant for a Plan Year shall be reduced by any Excess Deferral Contribution previously distributed with respect to such Participant for the Plan Year. Excess Deferral Amounts plus any income and minus any loss allocable thereto shall be designated by the Company as a distribution of Excess Deferral Amounts (and income) and distributed by the April 15 following the close of the calendar year for which such deferrals are made.

                            The income or loss allocable to Excess Deferral
             Amounts shall be determined by multiplying the income or loss allocable to the Participant's Salary Deferral Contributions for the calendar year by a fraction, the numerator of which is the Excess Deferral Amount on behalf of the Participant for the calendar year and the denominator of which is the amount of the Participant's Account balance attributable to Salary Deferral Contributions on the last day of the calendar year, reduced by the gain allocable to such total amount for the

             Plan Year and increased by the loss allocable to such total amount for the Plan Year.

                            Prior to January 1, 1992, the income
             distributable with respect to Excess Deferral Amounts for the period between the end of the calendar year and the date of the corrective distribution shall be determined in accordance






             with the Plan as then in effect. On and after January 1, 1992, the income distributable with respect to Excess Deferral Amounts for the period between the end of the calendar year and the date of the corrective distribution shall equal 10% of the income allocable to the Participant's Excess Deferral Amounts for the prior Plan Year as determined under the preceding paragraph, multiplied by the number of calendar months which elapsed since the end of such prior Plan Year. For this purpose, a distribution occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month, and a distribution after such date shall be treated as having been made on the 1st day of the next month.

                       (2) All elections shall be made at the time and in the manner and subject to the conditions specified by the Administrative Committee, which shall prescribe uniform and nondiscriminatory rules for such elections.


                       (3)  In any Plan Year, the Actual Deferral
             Percentage for the Salary Deferral Contributions of Highly Compensated Participants shall not exceed the greater of:

                            (i)  the Actual Deferral Percentage of all
                  Participants who are Non-Highly Compensated Employees multiplied by 1.25 (the "1.25 Test"), or

                            (ii) the lesser of the Actual Deferral
             Percentage of all Participants who are Non-Highly Compensated Employees multiplied by 2, or 2 percentage points plus the Actual Deferral Percentage of all Participants who are Non-Highly Compensated Employees (the "2-2% Test"); provided, however, if the 2-2% Test of Section 4.1(b)(ii) is also used to satisfy the Contribution Percentage test of Section 4.1(b), the Contribution Percentage and the Actual Deferral Percentage must together satisfy Section 4.1(f).

                       For purposes of this Section 4.2(a)(3), the
             following rules shall apply:

                            (A) The Administrative Committee may treat any portion or all of the Matching Contributions, Discretionary Contributions, Mandatory Contributions, and

                  Qualifying Contributions as Salary Deferral Contributions provided that:

                                 (i)  All Discretionary Contributions,
                       Mandatory Contributions, and Qualifying
                       Contributions, including the Discretionary
                       Contributions, Mandatory Contributions and






                       Qualifying Contributions treated as Salary Deferral Contributions for purposes of Section 4.2(a)(3) do not discriminate in favor of Highly Compensated Employees in a manner prohibited by Code Section 401(a) (4).

                                 (ii) All Discretionary Contributions,
                       Mandatory Contributions, and Qualifying
                       Contributions, excluding (I) those Discretionary Contributions, Mandatory Contributions, and Qualifying Contributions that are treated as Salary Deferral Contributions for purposes of this Section 4.2(a)(3), and (II) those Discretionary Contributions, Mandatory Contributions and Qualifying Contributions that are treated as Matching Contributions for purposes of Section 4.1(b) do not discriminate in favor of Highly Compensated Employees in a manner prohibited by Code

                       Section 401(a)(4).

                                 (iii)     Matching Contributions,
                       excluding Discretionary Contributions, Mandatory Contributions and Qualifying Contributions and Matching Contributions that are treated as Salary Deferral Contributions for purposes of this Section 4.2(a) (3) satisfy the Contribution Percentage test of 4.1(b).

                                 (iv) Except as provided in (i) and (iii)
                       above, the Discretionary Contributions, Mandatory Contributions, Qualifying Contributions, and Matching Contributions treated as Salary Deferral Contributions for purposes of this Section 4.2(a)
                       (3) are not taken into account in determining whether any other contributions or benefits satisfy the nondiscrimination requirements of Code Section 401(a)(4) and are not taken into account in determining whether other Matching Contributions meet Section 4.1(b).

                            (B) The Actual Deferral Percentage for any
                  Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Deferral

                  Contributions and, if applicable, Matching Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions allocated to his account under 2 or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such Salary Deferral Contributions and, if applicable, Matching






                  Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions were made under a single arrangement.

                            (C) If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q) (6) because such Employee is either a 5% owner or one of the 10 most Highly Compensated Employees, the combined Actual Deferral Percentage ratio for the family group (which is treated as 1 Highly Compensated Employee) shall equal the Actual Deferral Percentage ratio determined by combining the Salary Deferral Contributions, Compensation and Matching Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions treated as Salary Deferral Contributions of all the eligible Family Members.

                                 If the Highly Compensated Employee's

                  Actual Deferral Percentage ratio was calculated in accordance with this Section 4.2(a) (3) (C), the Actual Deferral Percentage ratio shall be reduced as required under Section 4.2(a) (3) (E) below, and the Excess Deferral Contributions for a family unit are to be allocated among family members in proportion to the contributions of each family member that are combined to determine the Actual Deferral Percentage ratio.

                            (D)  If an employee is required to be
                  aggregated as a member of more than 1 family group in a plan, all eligible employees who are members of those family groups that include that employee shall be aggregated as 1 family group.

                            (E) Notwithstanding anything to the contrary herein, the Administrative Committee, in its discretion, may limit Salary Deferral Contributions of Highly Compensated Employees in a manner that prevents contribution of Excess Deferral Contributions. Alternatively, if in applying Section 4.2 (a), there are Excess Deferral Contributions, the amount of the Excess Deferral Contributions for a Highly Compensated Employee shall be determined under a leveling method pursuant to which the actual deferral ratio of the Highly Compensated

                  Employee with the highest actual deferral ratio is reduced to the extent required to satisfy the Actual Deferral Percentage test or cause the Highly Compensated Employee's actual deferral ratio to equal the ratio of the Highly Compensated Employee with the next highest actual deferral ratio. The foregoing shall be repeated until the Actual Deferral Percentage test is satisfied.






                            (F)  Participants shall not include (i)
                  Employees who have not yet reached their Entry Dates under Section 5.1; and (ii) Employees who were separated from service prior to their Entry Dates.

                            (G) The determination of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                            (H)  Excess Deferral Contributions plus any
                  income and minus any loss allocable thereto shall be designated by the Company as a distribution of Excess Deferral Contributions (and income) and distributed if feasible within 2-1/2 months after the close of the Plan Year for which such Contributions are made but in no event later than the last day of the subsequent Plan Year to the appropriate Highly Compensated Employees to whose accounts such Excess Deferral Contributions were allocated for the preceding Plan Year.

                            (I)  The income or loss allocable to Excess
                  Deferral Contributions shall be determined by multiplying income or loss allocable to the Participant's Salary Deferral Contributions (and Matching Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions, if applicable) for the Plan Year by a fraction, the numerator of which is the Excess Deferral Contribution on behalf of the Participant for the Plan Year and the denominator of which is the Participant's Account balance attributable to Salary Deferral Contributions (and Matching Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions, if applicable) on the last day of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year. Prior to January 1, 1992, the income or loss allocable to Excess Deferral Contributions shall be determined in accordance with the Plan as then in effect. On and after January 1, 1992, the income distributable with respect to Excess Deferral Contributions for the period between the end of the Plan Year and the date of the corrective distribution shall equal 10% of the income or loss allocable to Excess Deferral Contributions for the prior Plan Year multiplied by the number of calendar months which elapsed since the end of the prior Plan Year. For this purpose, a distribution occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month, and a






                  distribution after such date shall be treated as having been made on the 1st day of the next month.

                       (4) A Participant may change the rate of Salary Contributions to his Account no more than 4 times per Plan Year. In addition, a Participant may make a special election to defer all or a portion (which may be zero) of any bonus he receives during a calendar year, subject to this Section 4.2(a). A Participant may at any time elect to suspend all Salary Deferral Contributions to his Account. Prior to January 1, 1993, a Participant who has suspended Salary Deferral Contributions may not thereafter recommence contributions until the January 1, April 1, July 1, or October 1 next following the date as of which he suspended contributions to his Account. On and after January 1, 1993, such a Participant may recommence contributions at any time; provided, however, that a Participant may not suspend and recommence contributions more than 4 times per Plan Year.


                  (b) Voluntary After-Tax Contributions. No voluntary after-tax contribution shall be received from any Participant.

                  (c) No Limitations on Investment Authority. The fact that the Trust Fund may include contributions by Participants through a reduction of their Compensation or otherwise shall not require or warrant any limitation on the investment authority conferred upon the Trustee by Article X. Neither the Company, the Administrative Committee, nor the Trustee shall be deemed to have guaranteed or be liable for the assured return to a Participant or any other person of the total of the Participant's Salary Deferral Contributions and Rollover Contributions delivered to the Trustee, and neither the Participant nor any other person shall have an enforceable claim therefor except as the Participant's fully vested share of the Trust Fund, including any balance of his own Salary Deferral Account, shall be adequate to satisfy such claim.

             4.3  Rollover Contributions.

                  (a) With the consent of the Administrative Committee, any Employee may transfer amounts to this Trust from other qualified plans, provided that:

                       (1)  the trust from which said funds are transferred

             permits such transfer;

                       (2) such transfer will not jeopardize the tax exempt status of the Plan or trust or create adverse tax consequences to the Company; and








   The Trustee shall establish and maintain in its records a "Rollover Account" for each such Employee upon transfer of such amounts.

                  (b) An Employee's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan. Such Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

                  (c) At his Normal Retirement Date, or such other date as of which the Employee or his Beneficiary shall be entitled to receive benefits, the then value of the Employee's Rollover Account shall be used to provide additional benefits to the Employee or his Beneficiary in the form of distribution made with respect to benefits allocable to Company contributions under Article VII.

                  (d) For purposes of this Section 4.3, amounts transferred from another qualified plan shall refer to:


                       (1) amounts transferred to this Plan directly from another qualified plan;

                       (2) lump-sum distributions received by an Employee from another qualified plan which are eligible for tax-free rollover treatment and which are transferred by the Employee to this Plan within 60 days following his receipt thereof;

                       (3) amounts transferred to this Plan from a conduit individual retirement account, provided that the conduit individual retirement account has no assets other than assets which were previously distributed to the Employee by another qualified plan (other than an individual retirement account) as a lump-sum distribution which were eligible for tax-free rollover treatment and which were deposited in such conduit individual retirement account within 60 days of receipt thereof other than earnings on said assets; and

                       (4) amounts distributed to an Employee from a conduit individual retirement account meeting the requirements of (3), and transferred by an Employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account.

   Prior to accepting any transfers to which this Section applies the

   Committee may require the Participant to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Participant to provide an opinion of counsel satisfactory to the Company that the amounts to be transferred meet the requirements of this Section.








                  (e) Rollover Contributions shall be subject to the following:

                       (1) Rollover Contributions shall be deemed a separate Fixed Credit Account and shall be treated in the same manner as all other contributions for purposes of distributions and for purposes of investments.

                       (2) Rollover Contributions shall not be subject to the limitations of Section 6.1(b).

                       (3) Rollover Contributions shall be treated along with other amounts for purposes of annual adjustments under
             Section 6.2.

                                   ARTICLE V

                ELIGIBILITY, PARTICIPATION AND HOURS OF SERVICE


             5.1  Eligibility.   An Employee shall have his eligibility to
   participate in this Plan determined as follows:

                  (a) Any Employee who was a Participant in the Plan on December 31, 1991, shall be a Participant in the Plan on and after January 1, 1992, subject to the rules regarding continuation of participation as described in this Article V. For the period commencing January 1, 1992 and ending December 31, 1992, an Employee shall be a Participant on the January 1 or July 1 following the later of (1) the occurrence of 6 months from his Employment Commencement Date or (2) his attainment of age 18.

                  (b) On and after January 1, 1993, an Employee shall be eligible to be a Participant in the Plan as follows:

                       (l) For all Employees, for purposes of making Salary Deferral Contributions and receiving allocations of Qualifying Contributions, as of the date coincident with the later of:

                            (A)  his Employment Commencement Date, or

                            (B)  the date he attained the age of 18 years;


                       (2) For Non-Union Employees, for purposes of receiving allocations of Matching Contributions, Mandatory Contributions and Discretionary Contributions, as of the January 1 or July 1 coincident with or next following the later of:








                            (A)  the first anniversary of his Employment
                  Commencement Date (or, in the case of a rehired Employee who incurred a Break in Service, his Reemployment Commencement Date) if he shall have completed at least 1,000 Hours of Service during such period, or, if not, the last day of the first Plan Year commencing immediately following his Employment Commencement Date (or Reemployment Commencement Date, if applicable) in which he shall have completed at least 1,000 Hours of Service with the Company, a Related Company or a Predecessor Company; or

                            (B)  the date he attained the age of 18 years.

   Such date shall be referred to herein as the "Entry Date."

                  (c) Any Participant who, after July 1, 1991, has a Separation from Employment shall lose his eligibility to participate as of the date of Separation from Employment and, upon rehire, shall immediately be eligible to participate in the Plan.

                  (d) Any Employee who, after July 1, 1991, becomes an Employee as the result of being transferred from a classification not covered under the Plan or from a Related Company that has not adopted the Plan shall immediately be eligible to participate in the Plan, provided he has satisfied the conditions of Section 5.1(b).

                  (e) A leased employee who is deemed to be an Employee under Section 2.17 hereof, shall become a Participant in and accrue benefits under the Plan based on service as a leased employee. For purposes of the Plan, a "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n) (6) of the Code) on a substantially full-time basis for a period of at least 1 year, which services are of a type historically performed by employees in the business field of the recipient employer; provided, however, that if the Internal Revenue Service issues any change in regulations governing the definition of leased employee, the term "leased employee" shall, as of the effective date of such change, be defined in accordance with such regulations. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

             5.2  Participation.

                  (a) Participation in Salary Deferral Contributions. During the continuance of his eligibility as set forth in Section 5.1






   hereof, an Employee may commence his participation in Salary Deferral Contributions by a timely written election pursuant to Section 4.2(a) hereof to have Salary Deferral Contributions made to the Plan by indicating his acceptance of and agreement to all the provisions of the Plan, and by execution of an investment selection form, if applicable, and a beneficiary designation form on forms provided by the Administrative Committee.

                  (b) Participation in Discretionary, Mandatory and Qualifying Contributions. A Non-Union Employee who is a Participant hereunder shall continue to be eligible to participate until he loses his eligibility under Section 5.1(c) hereof, but shall not be entitled to participate in any Discretionary Contributions (other than Top Heavy Contributions, if any, required by Section 8.1). or Mandatory Contributions (other than Top Heavy Contributions, if any, required by Section 8.1) unless he is an Active Participant. In addition, if the Company shall make a Discretionary Contribution, Mandatory Contribution or Qualifying Contribution to the Plan at a time when an Employee is eligible to be a Participant but he has not elected to have Salary Deferral Contributions made to the Plan, the Employee shall automatically become a Participant retroactively to the beginning of the period with respect to which the Discretionary Contribution, Mandatory Contribution or Qualifying Contribution is made or, if later, retroactive to the date the Employee is eligible to be a Participant.

             5.3  Service.

                  (a)  Hour of Service.  An Hour of Service means:

                       (1) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company, or a Related or Predecessor Company, without regard to whether he is then an Employee or eligible to participate in the Plan, during the applicable computation period. Hours of Service shall be credited to the computation period in which the duties are performed. Credit shall be given for the hours actually worked irrespective of the rate of pay for such hours.

                       (2) An Hour of Service is each hour for which an Employee is paid, or entitled to payment by the Company, or a Related or Predecessor Company, without regard to whether he is then an Employee or eligible to participate in the Plan, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:








                            (A)  No more than 501 Hours of Service are
                  required to be credited under this paragraph (a) (2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                            (B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and

                            (C)  Hours of Service are not required to be
                  credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                            For purposes of this paragraph (a)(2), a
             payment shall be deemed to be made by or due from the Company, or a Related or Predecessor Company, regardless of whether such payment is made by or due from the Company. or a Related or Predecessor Company, directly or indirectly through, among others, a trust fund or insurance company, to which the Company, or a Related or Predecessor Company, contributes or pays premiums and regardless of whether contributions made by or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. Hours of Service credited hereunder on account of a payment calculated on the basis of units of time, such as hours, days, weeks or months, shall be credited to the computation period or periods in which occurs the period when no duties are performed, beginning with the first unit of time to which the payment relates. If payment is not calculated on the basis of units of time, these Hours shall be credited to the computation period during which no duties are performed, or if the period during which no duties are performed extends beyond 1 computation period, such Hours shall be allocated, as determined by the Committee, between not more than the first 2 computation periods on any reasonable basis consistently applied to all Employees within the same job classification.

                       (3) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, or a Related or predecessor Company. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph






             (a) (2) shall be subject to the limitations set forth in that paragraph. These Hours of Service shall be credited to the computation period or periods to which the award or agreement pertains; provided. however, that the Committee, in its sole discretion but acting consistently for all Employees within the same job classification, may, with respect to a period of not more than 31 days which extends beyond 1 computation period, credit all Hours of Service to the first computation period or the second computation period.

                       (4)  For purposes of construing paragraphs (2) and
             (3) hereof, the special rules for determining Hours of Service for reasons other than the performance of duties as set forth in 29 C.F.R. Part 2530, Subsection 2530.200b-2(b) are by this reference incorporated herein.

                       (5) Employees (A) whose Compensation is not determined on the basis of specified amounts for each Hour of

             Service worked during a given period, (B) whose hours are not required to be counted and recorded by any federal law, and
             (C) whose hours are not specifically counted and recorded by the Company, a Related Company or a Predecessor Company, shall be credited with Hours of Service at the rate of 45 Hours of Service per week for any week during which they would otherwise be credited with at least 1 Hour of Service hereunder.

                       (6) For purposes of computing the Hours of Service of an Employee whose service with the Company, or a Related or Predecessor Company, as calculated under paragraph (1), (2),
             (3), (4) or (5) hereof, is interrupted on account of:

                            (A) absence due to service in the armed forces of the United States, provided that the Employee shall have applied for reemployment within 90 days after the earlier of (i) termination of such service, or (ii) 4 years of such service or such other greater period as may be provided under the Vietnam Era Veterans' Readjustment Act of 1974, as amended from time to time, and shall have been accepted for such reemployment or

                            (B)  a leave of absence for a period of not
                  more than 1 year, authorized by the Company under the

                  Company's standard personnel practices,

             the period of interruption shall be considered a period of regular employment during which the Employee is credited based on a 40-hour week or a pro rata portion thereof. The discretion in the Company to grant or withhold consent to a leave of absence of an Employee shall not be exercised in such






             manner as to discriminate in favor of shareholders, persons whose principal duties consist of supervising the work of other Employees or Highly Compensated Employees. If a Participant does not return to active service with the Company upon termination of his leave of absence, the date of termination of such leave of absence shall be considered as the date of termination of such Participant's employment with the Company.

                       (7)  Anything to the contrary herein
             notwithstanding, an Employee entitled to credit for an Hour of Service under any of the provisions of this Section 5.3(a), shall not be entitled to any additional credit for the same Hour of Service under any other provision of this Section 5.3(a).

                  (b)  Break in Service.   An Employee shall be deemed to
   have a Break in Service on the first day of the Plan Year during which he has not completed more than 500 Hours of Service with the Company or a Related Company.

             5.4 Information to be Furnished. At the time any contribution shall be made to the Trust as provided for in Article IV, the Company shall file with the Trustee a list containing the names of those persons who on December 31 of the calendar year for which such contribution shall be made, shall meet (or shall have met) the eligibility requirements set forth in Article V. and opposite the name of each such person in such list there shall be set forth the following:

                  (a)  His address;
                  (b)  Date of his birth;
                  (c)  His Employment Commencement Date;
                  (d)  Date on which he became a Participant;
                  (e)  His Compensation during the Plan Year; and
                  (f) Such other pertinent information as the Trustee or the Administrative Committee shall request.

   At the same time, the Company shall furnish to the Trustee a list of the names of persons who ceased to be Participants during the preceding calendar year, with a statement of the date and reason such persons respectively ceased being Participants. Information furnished under this
   Article V shall be kept confidential, except to the extent necessary for administration of the Plan.


                                  ARTICLE VI

                      ALLOCATION TO PARTICIPANT ACCOUNTS

             6.1  Creation of Accounts.    Upon receipt of each
   contribution to the Trust Fund, the Trustee shall forthwith establish or






   adjust in its records a Provisional Credit Account or Accounts for each Participant and shall make memorandum credits and charges to each such account as provided under this Plan. The Provisional Credit Account of a Participant who is a Non-Union Employee shall have 6 separate sub-accounts, a Salary Deferral Account, a Matching Contributions Account, a Mandatory Contributions Account, a Discretionary Contributions Account, a Qualifying Contributions Account, and a Rollover Account. The Provisional Credit Account of a Participant who is a Union Employee shall have 3 separate sub-accounts, a Salary Deferral Account, a Qualifying Contributions Account and a Rollover Account. The maintenance of individual sub-accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distribution and withdrawals made from a sub-account shall be charged to the sub-account as of the date paid.

             6.2 Adjustments to Accounts. The Provisional Credit Accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:


                  (a) Valuation of Fund. On each Valuation Date, the Trustee or Insurance Company, if applicable, shall determine the net increase or decrease in the fair market value of the Fund, excluding insurance policies, individual annuity contracts, or allocated group annuity contracts, and shall equitably allocate the result thereof to each Participant's Account. Such determination shall include realized and unrealized gains and losses, investment income and losses, and applicable expenses. Such realized and unrealized gains and losses shall be allocated on a fair and equitable basis under a method specified by the Trustee or Insurance Company, if applicable. A Participant's interest in an individual annuity contract or allocated group annuity contract shall be determined at the annuity contract value and changes in such value shall be allocated to the Account of such Participant. Such determinations, other than on the first Valuation Date, shall not include contribution or forfeiture allocations.

                  Notwithstanding anything to the contrary herein, the amounts in a Participant's Salary Deferral Account shall at all times be separately accounted for from amounts in a Participant's Matching Contributions Account, amounts in a Participant's Discretionary Contributions Account, amounts in a Participant's Qualifying Contributions Account, and amounts in a Participant's Mandatory Contributions Account, and Rollover Account by allocating investment gains and losses on each subaccount on a reasonable pro rata basis, and by separately adjusting the sub-accounts of a Participant's Account for withdrawals, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures, and other credits or charges shall be separately allocated between such sub-accounts on a reasonable and consistent basis.








                  (b) Mandatory Contributions. Subject to allocation of the Top Heavy Contribution under Section 8.1, as of the end of each Plan Year, the Company's Mandatory Contributions for the Year under Section 4.1(a)(3) shall be allocated among those Active Participants who are Non-Union Employees and who were in the employ of the Company on the last day of the Plan Year, or who attained the status of Retirement, or who became totally and permanently disabled during the Plan Year, or who died after July 1 of the Plan Year according to the ratio that each such Active Participant's Compensation for the Plan Year bears to the total Compensation per Participant of all such Active Participants for the Plan Year.

                  (c) Discretionary Contributions. Subject to allocation of the Top Heavy Contribution under Section 8.1, as of the end of each Plan Year, the Company's Discretionary Contributions, if any, under
   Section 4.1(a)(4) shall be allocated among those Active Participants who are Non-Union Employees and who were in the employ of the Company on the last day of the Plan Year, or who attained the status of Retirement, or who became totally and permanently disabled during the Plan Year or who died after July 1 of the Plan Year in the same manner as the Company's Mandatory Contributions are allocated pursuant to subsection (b) of this
   Section 6.2, except that Discretionary Contributions shall be allocated to the Provisional Credit Accounts of Participants only after the Mandatory Contributions have been allocated for the Plan Year.

                  (d) Salary Deferral Contributions. A Participant's Salary Deferral Contributions for any period between Valuation Dates shall be allocated to his Salary Deferral Account as of the end of such period.

                  (e) Matching Contributions. The Company's Matching Contributions for any period between Valuation Dates shall be allocated to the Matching Contributions Account of each Participant who is a Non-Union Employee as of the Valuation Date occurring at the end of such period as provided in Section 4.1(a)(2).

                  (f) Qualifying Contributions. As of the end of each Plan Year, the Company's Qualifying Contributions for the Year under
   Section 4.1(a)(5) shall be allocated among Participants as follows:

                       (1)  If such Contribution is designated as a
             Qualifying Non-Union Employee Contribution, it shall be allocated to the Provisional Credit Account of Participants who were Non-Union Employees and who were also Non-Highly Compensated Employees and who were in the employ of the Company on the last day of the Plan Year, or who attained the status of Retirement, or who became totally and permanently disabled during the Plan Year, or who died after July 1 of the Plan Year, according to the ratio that each such Non-Highly Compensated Participant's Compensation for the Plan Year bears






             to the total Compensation of all such Non-Highly Compensated Participants for the Plan Year as designated by the Executive Committee.

                       (2)  If such Contribution is designated as a
             Qualifying Union Employee Contribution, it shall be allocated to the Provisional Credit Account of Participants who were Union Employees and who were in the employ of the Company on the last day of the Plan Year, or who attained the status of Retirement, or who became totally and permanently disabled during the Plan Year, or who died after July 1 of the Plan Year, according to the ratio that each such Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all such Non-Highly Compensated Participants for the Plan Year as designated by the Executive Committee.



                  (g) Forfeitures. As of the end of each Plan Year, forfeitures which have become available for distribution during such Year pursuant to Section 7.10 shall first be allocated and credited to restore any forfeitures to the extent required under Section 7.10 and second shall be used to provide Mandatory Contributions.

             6.3 Limitations on Additions. The allocation to the Account of any Participant for any Limitation Year due to Matching Contributions, Salary Deferral Contributions, Mandatory Contributions, Discretionary Contributions, Qualifying Contributions, forfeitures, amounts allocable on behalf of the Participant to an individual medical account and amounts attributable to post-retirement medical benefits within the meaning of Sections 415(1) and 419A(d) of the Code, respectively (collectively referred to herein as "annual additions") shall not exceed the lesser of (a) $30,000 ($15,000 for the short Limitation Year) (or, if greater, 25% of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code for the Limitation
   Year), or (b) 25% of the Participant's Compensation for the Plan Year. The compensation limitation referred to in Section 6.3(b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition under Section 415(1) or 419A(d) of the Code. Contributions shall not fail to be considered annual additions merely because such contributions are Excess Deferral Amounts, Excess Contributions, or Excess Aggregate Contributions or

   merely because such Excess Deferrals and Excess Contributions are corrected through distribution or recharacterization.

                  Notwithstanding any other provision of this Plan, if any annual additions are allocated under this and other defined contribution plans maintained by the Company or any Related or Predecessor Companies with respect to an Employee also participating in this Plan, and the






   contributions that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the annual additions for the Plan Year to exceed said limitation, the amount contributed or allocated will be reduced so that the amount allocated to the Participant under all such Plans for each Plan Year will not exceed said limitation, by first reducing Salary Deferral Contributions and corresponding Matching Contributions under this Plan so as not to exceed the foregoing limitation. If the annual additions with respect to the Participant under such other defined contribution plans in the aggregate are equal to or greater than said limitations, any amount contributed or allocated to the Participant's Account for the Plan Year will be reduced as aforesaid so as not to exceed said limitation.

                  In addition, if a Participant is a participant at any time in this Plan and any defined benefit plan maintained by the Company or any Related Companies, then the Company shall reduce the rate of annual additions for such Participant in this Plan to the extent necessary (in the manner set forth in the preceding paragraph) to prevent the sum of the following fractions, computed as of the close of the Plan Year, from exceeding 1.0:

                  (a) The Participant's projected annual benefit under the defined benefit plans over the lesser of:

                       (1) The product of 1.25, multiplied by the dollar limitation determined under Section 415(b) and (d) of the Code for such Limitation Year; or

                       (2) The product of 1.4 multiplied by 100% of the Participant's average Compensation, including any adjustments under Section 415(b) of the Code, for the 3 consecutive Years of Service with the Company that produces the highest amount.

                       For purposes hereof, the "Projected Annual Benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) or qualified joint and survivor annuity to which the Participant would be entitled under the terms of the plan assuming the Participant will continue employment until Normal Retirement Age under the plan (or current age, if later), and the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.


                  (b) The sum of the annual additions to the Participant's account under this and any other defined contribution plans as of the close of the Plan Year over the sum of the lesser of the following amounts for such Year and for each prior Year of Service with the
   Company:







                       (i) The product of 1.25, multiplied by the dollar limitation determined under Section 415(c)(1)(A) of the Code for such year (determined without regard to subsection 415 (c)
             (6)); or

                       (ii) The product of 1.4, multiplied by 25% of the
             Participant's Compensation for such year.

                        For the purposes of computing the defined contribution plan fraction for any year as referred to in Section 6.3(b) hereof:

                       (1) "each prior Year of Service with the Company or a Related or Predecessor Company" under Section 6.3(b) shall include each Year of Service of a Participant as an employee completed with a Predecessor Company as defined herein;

                       (2)  with respect to such prior Years of Service

             completed with a Predecessor Company, compensation under
             Section 6.3(b)(ii) hereof includes "earned income" within the meaning of Section 401(c)(2) of the Code;

                       (3)  the "dollar limitation" applicable under
             Section 6.3(b)(i) hereof during each of such prior Years of Service with a Predecessor Company occurring on or before January 1, 1976 shall be $25,000; and

                       (4) contributions made on behalf of the Participant to a Plan established by any Predecessor Company shall be included in computing the sum of the annual additions to the Participant's Account under Section 6.3 (b)(ii) hereof.

                  For purposes of applying the foregoing, all employers of a controlled group of corporations (as defined by Code Section 414(b)), and all employers which are under common control (as defined by Code
   Section 414(c), as modified by Code Section 414(h)), shall be considered a single employer and included in the definition of the term "Company."

                  If the amount of annual additions to any Participant's account are reduced by reason of this Section 6.3 and Section 415 of the Code or if thereafter it is determined that the annual additions under the Plan would cause the limitation of this Section 6.3 and Section 415 of the Code applicable to that Participant for the Limitation Year to be exceeded as the result of reallocation of forfeitures, a reasonable error in estimating the Participant's annual compensation or under other limited facts and circumstances acceptable to the Commissioner of the Internal Revenue Service, then the excess Salary Deferral amounts shall be paid to the Participant in cash as soon as administratively feasible and other amounts allocated (or reallocated) shall be reduced as above provided. The Company shall advise an affected Participant of any






   limitation upon allocation to his Account required by this provision. Anything in this Plan to the contrary notwithstanding, in no event shall an allocation be made to any Participant which is in excess of the revised limitations under Section 415 of the Code, as established under the Tax Reform Act of 1986, and as amended.

                                  ARTICLE VII

                           DISBURSEMENT OF BENEFITS

             7.1  General.

                  (a) A Participant shall at all times be fully vested in his entire Provisional Credit Account and in his entire Fixed Credit Account.

                  (b) On the Valuation Date occurring after any Participant terminates employment, as provided in this Trust, Trust assets as selected by the Trustee, in an amount equal to the value of all assets in each of such Participant's Accounts shall be segregated from the Trust assets representing Provisional Credit Accounts and shall be pooled as a Fixed Credit Account with such other Trust assets as represent other Fixed Credit Accounts. Thereafter, said Fixed Credit Account's Trust assets shall be administered as follows:

                       (1) As of each Valuation Date, the Trustee shall adjust all Fixed Credit Accounts to reflect the net earnings or net loss of the Fixed Credit Account's Trust assets and the increase or decrease in the value of such assets, including a charge representing a reasonable proportion of the Trustee's fees and expenses, if any, allocable to such assets, as determined by the Trustee.

                       (2) Said adjustments, as provided in (1) above, shall be made in such proportion as the balance of each Fixed Credit Account bears to the aggregate balance of all Fixed Credit Accounts, both as of the Valuation Date. If the Company authorizes more than 1 investment option, investment gains and losses on each investment option shall be separately allocated on a reasonable and consistent basis.

             7.2  Retirement.


                  (a) Each Participant may be eligible for retirement under the provisions of this Section 7.2 on or after his Normal Retirement Date. A Participant shall give written notice to the Administrator of his retirement at least 30 days prior to the date upon which the retirement shall become effective.








                  (b) In the event of any Participant's retirement, the Trustee shall pay over and distribute to him the amount of his Provisional or Fixed Credit Account as set forth in Section 7.6. Retirement benefit payments will commence not later than the 60th day after the end of the Plan Year in which the Participant's retirement becomes effective unless the Participant otherwise elects, subject to
   Section 7.6.

             7.3  Death.

                  (a) In the event of the death of any Participant prior to commencement of his benefit payments under this Plan, or subsequent to commencement of his benefit payments if his benefit payments are not being made in the form of a Single Life Annuity, Qualified Joint and Survivor Annuity, or any other form of annuity, the Trustee shall pay over and distribute the Provisional Credit Account or Fixed Credit Account of such deceased Participant to his surviving Spouse in the form of an annuity for such Spouse's lifetime, unless the amount of the

   Participant's Account (prior to payment of any annuity payments) is not more than $3,500, in which event it shall be distributed in a lump sum. There shall be no cash out of the Participant's Account balance after the commencement of annuity payments. However, a Participant entitled to have his death benefit paid in the form of an annuity may elect that distribution of such Account shall be made to his Spouse, or to his designated Beneficiary if there is no such surviving Spouse, or if such Spouse consents to distribution to such Beneficiary in a manner conforming to a Qualified Election, in a lump sum or in any form permitted under Section 7.6(b), as elected by the participant pursuant to a Qualified Election under Section 7.6, if applicable. Distribution shall commence immediately following the Participant's death, unless the Participant otherwise elects and subject to Section 7.6. Alternatively, the Participant's Spouse may, in the event of the Participant's death without having made a Qualified Election that such benefits be paid to a Beneficiary other than such Spouse, elect to receive the entire amount of the Participant's Account Balance in a lump sum or in any other form of payment permitted by Section 7.6(b), such payment to be made commencing within 60 days after the Plan Year in which the Participant dies, unless the Spouse elects immediate distribution.

                  If a Participant dies after commencement of benefits in the form of a Single Life Annuity, Qualified Joint and Survivor Annuity, or other form of annuity, payment shall only be made according to the provisions of Section 7.6.


                  (b) Subject to Section 7.6 regarding a Qualified Election, at the time any Employee becomes a Participant and at any time or times thereafter he shall have power and authority to designate in writing, on a form to be furnished for the purpose and to be filed with the Trustee, the Beneficiaries who shall be entitled to receive any or all amounts held under this Trust for such Participant at the time of






   his death. If any Participant shall have failed to designate a Beneficiary at the time of his death and his death occurs before January 1, 1993, the Participant's Beneficiary shall be the executor or other legal representative of the last to die of the Participant and designated beneficiary. If any Participant shall have failed to designate a Beneficiary at the time of his death, and his death occurs on or after January 1, 1993, the Administrative Committee shall pay any or all amounts held under this Trust for such Participant at the time of his death to the following in the order named:

                       (1)  such Participant's then living widow or
                  widower,

                       (2) such participant's then living children and issue of any deceased children in equal shares by right of representation,

                       (3)  such Participant's then living father and

                  mother equally or to the survivor,

                       (4) such Participant's then living brothers and sisters equally,

                       (5) such Participant's then living nephews and nieces equally, or

                       (6)  such Participant's estate;

   such payment to be made in the form of a Single Life Annuity for the Spouse of the Participant, if applicable, otherwise in a lump sum, unless such Spouse or Beneficiary elects another form of benefit under
   Section 7.6.

             7.4  Disability.

                  (a) For Plan Years commencing prior to January 1, 1993, a Participant shall be considered disabled for purposes of the Plan if he is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. The permanence and degree of such disablement shall be supported by medical evidence.


                  (b) For Plan Years commencing on and after January 1, 1993, a Participant shall be considered disabled for purposes of the Plan if he is totally and permanently disabled due to bodily injury, disease or mental disorder as a result of which he is unable to perform his usual and customary duties as an employee of the Company, as evidenced by a certificate of a doctor selected by the Administrative Committee.






                  In the event of a Participant's disability as described above, the Trustee shall pay to him or expend on his behalf the amount of his Account as set forth in Section 7.6 hereof. Disability benefit payments will commence within 60 days following the end of the Plan Year in which the Participant's disability occurred unless the Participant otherwise elects, subject to section 7.6. All payments to or for the benefit of any specific Participant shall be charged to the Provisional or Fixed Credit Account of such Participant, and no payments shall be made to any Participant or expenditure made for his benefit in an amount exceeding the balance in his Account.

             7.5  Termination of Employment.

                  (a) If any Participant shall have a Separation From Employment for any cause except retirement, death, or total and permanent disability, the account of such Participant shall immediately become fixed, and shall constitute his Account Credit.


                  (b) In the case of Separation from Employment, the Participant's entire Account Credit shall be held as a Fixed Credit Account upon and after his Separation from Employment as follows:

                       (1) If the Participant's Account balance derived from Company contributions does not exceed $3,500 and if at the time of any prior distribution it did not exceed $3,500, the Trustee shall distribute the value of the Participant's Account to the Participant immediately following his termination of employment in a lump sum.

                       (2) If the Participant's Account balance derived from Company contributions exceeds (or at the time of any prior distribution exceeded) $3,500, the Trustee shall defer the distribution of the Participant's Account until the Anniversary Date coinciding with or immediately following his Normal Retirement Date or his death or disability, if earlier, unless the Participant elects to commence payment at an earlier date, in which event payment will be made at the time elected by the Participant as set forth in Section 7.6.

                       (3) If distribution is deferred, then in the event of the Participant's death or disability, payment shall be made to the Participant or his Beneficiary in accordance with the provisions of Section 7.3 or 7.4.


                  (c) In any case of termination under the provisions of this Section 7.5 prior to the last day of the Plan Year, there shall be no allocation of current Company contributions or forfeitures to the Account of the terminated Employee hereunder for the Plan Year in which such termination occurs, except to the extent required under Section 8.1.






             7.6  Distributions.

                  (a)  Annuity Requirements.    Anything in this Plan to
   the contrary notwithstanding, unless an optional form of benefit is elected pursuant to a Qualified Election within the 90-day period ending on the date the Participant's benefit payments otherwise would commence, the Participant's Account balance will be paid in the form of a Single Life Annuity if such Participant is not married on the date his benefit payments are to commence, and in the form of a Qualified Joint and Survivor Annuity if such Participant is married on the date his benefit payments are to commence, in lieu of any other form of payment under this Plan. The Single Life Annuity shall be an annuity for the life of the Participant only, and shall be the amount of a single life annuity that can be purchased with the Participant's Account balance. The Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse of the Participant which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and his Spouse and shall be the amount of joint and survivor benefit that can be purchased with the Participant's Account balance. For purposes of the Qualified Joint and Survivor Annuity the following shall apply:

                       (1)  In order to waive a Qualified Joint and
             Survivor Annuity the Participant must execute a waiver (a "Qualified Election") which satisfies the following requirements: (A) the waiver must be in writing; (B) the Participant's Spouse must consent to the waiver in writing;
             (C) the waiver must designate a beneficiary (or a form of benefits) which may not be changed without the Spouse's consent (unless the Spouse's consent expressly permits designations by the Participant without any requirement of further Spousal consent); (D) the Spouse's consent must acknowledge the effect of the election and be witnessed by a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Administrative Committee or Trustee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. The Participant shall only be deemed to establish to the satisfaction of the Administrative Committee that such written consent may not be obtained because the Spouse cannot be located by signing an affidavit to such effect witnessed by a notary public. Any consent necessary hereunder will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.







                       (2) For purposes hereof, a former Spouse shall be treated as the Spouse or surviving Spouse of a Participant to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

                       (3) The Administrative Committee shall provide each Participant no less than 30 days and no more than 90 days prior to the Annuity Starting Date a written explanation of
             (A) the terms and conditions of a Single Life Annuity and a Qualified Joint and Survivor Annuity; (B) the Participant's right to make and the effect of an election to waive the Single Life Annuity or Qualified Joint and Survivor Annuity form of benefit; (C) the rights of a Participant's Spouse; and
             (D) the right to make and the effect of a revocation of a previous election to waive the Single Life Annuity or Qualified Joint and Survivor Annuity.

                       (4)  Unless the Participant designates an optional

             form of payment pursuant to a Qualified Election, if the Participant dies before his Annuity Starting Date, then his Account balance shall be applied towards the purchase of an annuity for the life of his surviving Spouse in accordance with Section 7.3 and the surviving Spouse must begin receiving payments under this annuity within a reasonable period after the Participant's death. Alternatively, as provided in
             Section 7.3, such Spouse may in the event of the Participant's death without having made a Qualified Election, elect to receive the entire amount of the Participant's Account in a lump sum or in any other form of payment permitted by Section 7.6(b).

                       The "Annuity Starting Date" is the first day of the
             first period for which an amount is paid as an annuity or any other form.

                       The Administrative Committee shall provide each
             Participant a written explanation of (A) the terms and conditions of the survivor annuity automatically provided under Section 7.3, (B) the Participant's right to make and the effect of an election to waive the survivor annuity to the Participant's Spouse, (C) the rights of a Participant's Spouse, and (D) the right to make and the effect of a revocation of a previous election to waive the survivor annuity for the Participant's Spouse. The written explanation required by this Section 7.6(a)(4) shall be provided to each Participant, and each Participant may make an election within the period beginning on the first day of the Plan Year which occurs prior to the date the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; provided, however,






             that if the Participant separates from service before age 32, the written explanation shall be provided within the 1-year period following such separation. If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 35, the Administrative Committee shall provide the written explanation and each Participant may make an election no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan. If the Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the election period shall begin on the date of separation. If this Section 7.6(a) becomes applicable to a Participant later than the above enumerated periods, the Administrative Committee shall provide the written explanation and each Participant may make an election within the 1-year period after this Section 7.6(a) first applies to such Participant.

                       For purposes hereof, the period during which a

             Participant may make the election provided hereunder shall end on the later of the date of the Participant's death or the date an annuity is purchased for the Participant under Section 7.6(a) or his Account Balance is fully distributed.

                  (b)  Other Optional Forms.    A Participant may receive
   his benefit in 1 of the following forms, as selected by the Participant subject to a Qualified Election:

                       (1) A joint and survivor annuity providing a specified periodic benefit to the Participant for life, with a benefit payable to the Participant's Beneficiary, if any, equal to or less than 100%, but greater than 50%, of the periodic benefit payable to the Participant prior to his death;

                       (2)  A single life annuity;

                       (3) A life with a period certain annuity, with payments guaranteed for a period consisting of either 10 or 20 years, as selected by the Participant;

                       (4) Payments in monthly installments over a period of 10 years; or


                       (5)  A lump sum distribution.

                  (c)  Distribution Requirements.    This Section 7.6(c)
   shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan.








                       (1)  General.  All distributions under this Section
             7.6 shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Regulations.

                       (2) Required Beginning Date. If an annuity is not distributed, the entire interest of a Participant must be distributed in a lump sum no later than the Participant's required beginning date; otherwise, annuity payments must begin on the Participant's required beginning date. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                       (3) Distributions During Participant's Lifetime. If the Participant's entire interest is to be distributed in other than a lump sum or an annuity for the lifetime of the

             Participant and his Spouse or designated Beneficiary, then the amount to be distributed each calendar year occurring on or after the required beginning date must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary.

                       If distribution is not in the form of an annuity for
             the lifetime of the Participant, or the lifetime of the Participant and his Spouse or designated Beneficiary, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (A) the applicable life expectancy or (B) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401 (a) (9)-2 of the Income tax Regulations. Distributions after the Participant's death shall be distributed using the applicable life expectancy as the relevant divisor without regard to Regulation Section 1. 1.401 (a) (9)-2.

                       The minimum distribution required for the
             Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.







                       The applicable life expectancy shall be the life
             expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by 1 for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated each succeeding calendar year. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

                       The distribution calendar year shall be a calendar
             year for which a minimum distribution is required.  For

             distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 7.6(c)(4) below.

                       Life expectancy and joint and survivor expectancy
             are calculated by use of the expected return multiples of Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the Participant may elect to have the Participant's life expectancy and/or that of his Spouse recalculated no more frequently than annually. Such election must be made no later than the time of the first required distribution as provided under this Section 7.6. In the event no election is made, life expectancies shall be calculated at the time payment first commences without further recalculation. As of the date of the first required distribution, the method of distribution in effect shall be irrevocable and shall apply for all subsequent years. The life expectancy of a non-Spouse Beneficiary may not be recalculated.


                  (4) Death Distribution Provisions. Upon the death of a Participant, distribution shall be made, subject to Section 7.3, as directed by the Participant, or in the absence of direction by the Participant, as directed by his designated Beneficiary, subject to the following distribution limitations:







                       (A) Distribution Beginning Before Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest must continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                       (B)  Distribution Beginning After Death.     If the
                  Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the 5th anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                            (i)  if any portion of the Participant's
                       interest is payable to a designated Beneficiary,

                       distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                            (ii) if the designated Beneficiary is the
                       Participant's surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of:

                                 (I)  December 31 of the calendar year
                            immediately following the calendar year in which the Participant died, and

                                 (II) December 31 of the calendar year in
                            which the Participant would have attained age
                            70-1/2.

                       If the Participant has not made an election pursuant
                  to this Section 7.6(c)(4) by the time of his death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (I)

                  December 31 of the calendar year in which the distributions would be required to begin under this
                  Section 7.6(c)(4), or (II) December 31 of the calendar year which contains the 5th anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of






                  the Participant's entire interest must be completed by December 31 of the calendar year containing the 5th anniversary of the Participant's death.

                       For purposes of Section 7.6(c)(4), if the surviving
                  Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 7.6(c)(4)(B) with the exception of paragraph (ii) therein, shall be applied as if the surviving Spouse were the Participant.

                       (C) For purposes of this Section 7.6(c)(4), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

                       (D) For the purposes of this Section 7.6(c)(4), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (C) above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to paragraph (B) above).

                  (5) For purposes of this Section 7.6(c), payments will be calculated by use of the return multiples specified in
             Section 1.72-9 of the Regulations. If the surviving Spouse is the designated Beneficiary, such Spouse may elect to have his life expectancy recalculated annually. Such election must be made no later than the time of the first required distribution as provided under this Section 7.6. In the event no election is made, the surviving Spouse's life expectancy shall be calculated at the time payment first commences with no further recalculation. As of the date of the first required distribution, the method (either recalculation or no recalculation) of distribution in effect shall be irrevocable and shall apply for all subsequent years. In the case of any other designated Beneficiary, his life expectancy will be calculated at the time payment first commences without further recalculation.

                  (6)  For purposes hereof, a Participant's benefit is:

                       (A)  The Account balance as of the last Valuation

                  Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.






                       (B) For purposes of paragraph (A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                  (d)  Consent to Distributions.     If the present value
   of a Participant's Account balance exceeds (or at the time of any prior distribution exceeded) $3,500, such Account balance may not be distributed to him prior to his Normal Retirement Date, death or disability, without the Participant's consent. The consent of the Participant and his Spouse, if applicable, shall be obtained in writing within the 90-day period preceding the date benefit payments begin. The Administrative Committee shall notify the Participant of the right to defer any distribution to the Participant's Normal Retirement Age. Such

   notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of payments available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date, as defined in Section 7.6(a).

                       The Participant's consent shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.

                  (e)  Commencement of Benefits.     Unless previously paid
   or the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which occurs:

                            (1)  the date the Participant attains Normal
                  Retirement Age;

                            (2) the occurrence of the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

                            (3)  the date the Participant terminates
                  service with the Company.


                       Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, shall be deemed to be an election to defer commencement of payment of any benefit hereunder. A benefit is immediately distributable if any part of the Participant's Account balance could be







   distributed to the Participant before the Participant attains Normal Retirement Age.

                  (f) Method of Distribution. For any distribution under this Plan, the Participant or Beneficiary may elect payment in (1) cash,
   (2) mutual fund shares, (3) annuity contracts, (4) an annuity under a group annuity contract, or (5) insurance policies. Annuity contracts used to fund a Participant's benefit must meet the requirements of Code Sections 411(a)(11) and 417.

             7.7  Hardship or Financial Need.

                  (a)  Withdrawals.   If, in its discretion, the Committee
   shall determine on application by any Participant with the consent of his Spouse pursuant to a Qualified Election, that such Participant has an immediate and heavy financial need, the Committee may direct the Trustee to distribute to such Participant such amount in a lump sum from his Salary Deferral Account to the Trust Fund as the Committee may

   determine is necessary to alleviate such financial need; provided that the amount distributed may not be greater than the value of the Participant's Salary Deferral Account (excluding the income earned thereon); and provided further that the amount distributed pursuant to this Section 7.7 may only be an amount necessary to satisfy an immediate and heavy need plus amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. For the purpose of this Article, immediate and heavy financial need shall only include

                       (A) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's Spouse or any dependents of the Participant as defined in Code
             Section 152;

                       (B)  costs directly related to purchase of a
             principal residence for the Participant;

                       (C) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Code Section 152); or

                       (D) the need to prevent eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage on his principal residence.

                       An amount is considered necessary to satisfy an immediate and heavy financial need if the following requirements are satisfied: (i) the distribution does not exceed the amount of the immediate and heavy financial need, and (ii) hardship distributions aside, the Participant has obtained all distributions and all nontaxable






   loans currently available under all plans maintained by the employer. In order to obtain a hardship distribution, a Participant shall represent in writing that the need cannot be relieved:

                       (1) Through reimbursement or compensation by insurance or otherwise,

                       (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                       (3) By cessation of Salary Deferral Contributions under the Plan, or

                       (4) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonably commercial terms.


   For purposes hereof, the Participant's resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to him, other than property held for minor children under an irrevocable trust or under the Uniform Gifts to Minors Act.

                       In the event of a hardship distribution under this
   Section 7.7 the Participant receiving the distribution shall: (i) have his Salary Deferrals suspended for the 12-month period immediately following receipt of the hardship distribution; (ii) have his Salary Deferrals for his taxable year immediately following the taxable year of the receipt of the hardship distribution limited to the excess of the applicable limit on Salary Deferrals under Section 402(g) for such taxable year less the amount of Participant's Salary Deferrals for the taxable year of the hardship distribution; and (iii) agree that his elective contributions and employee contributions to all other plans maintained by the Company shall be suspended for at least 12 months after receipt of the hardship distribution, unless otherwise permitted by the Internal Revenue Service. In making such hardship determinations, the Committee shall follow uniform and nondiscriminatory rules, and its determination shall be final.

                  (b)  Loans.    The Administrative Committee shall
   establish and administer a Plan loan program and shall promulgate such policies and procedures as are necessary in connection therewith. In the event of financial need, a Participant may at any time during the Plan Year make application to the Administrative Committee on a form provided by the Administrative Committee to borrow from his Salary Deferral Account and the Administrative Committee shall permit such a loan if it meets the conditions herein specified; provided that such loan may not be less than $1,000. No Participant shall have more than 1 loan outstanding. The authority herein granted to the Administrative






   Committee to approve loans from the Trust is for the purpose of assisting a Participant and shall not be used as a means of distributing benefits before they otherwise become due. Loans shall be made upon the following conditions:

                       (1) The maximum amount of the loan, when added to the outstanding balance of all other loans from all Plans of the Company and Related Companies, shall not exceed the lesser of $50,000 reduced by the excess (if any) of the highest outstanding loan balance during the prior 1-year period ending on the date before the date of the loan over the outstanding loan balance on the date of the loan, or 1/2 of the Participant's Account.

                       For purposes of this Section 7.7(b), a Participant's
             Account balance shall be valued as of the most recent prior Valuation Date.


                       (2) Any loan, by its terms, shall be required to be repaid within 5 years (or sooner, if the Participant terminates his employment with the Company prior to that time), unless the loan is used to acquire any dwelling unit which is to be used (within a reasonable time after the loan is made) as a principal residence of the Participant.

                       (3) In the event of the Separation from Employment of the Participant before the loan is repaid in full, the unpaid balance thereof, together with interest thereon, shall become due and payable and the Trustee shall first satisfy the indebtedness from the amount standing to the credit of the Participant in the Trust before making payment to the Participant or his Beneficiary.

                       (4) A loan to a Participant shall be considered an ear-marked investment of such Participant's Account.

                       (5) The loan program under the Plan shall be administered by the Administrative Committee in a uniform and nondiscriminatory manner. Loans shall be made available to any Participant who is at the time the loan is initiated an Employee of the Company and to any other Participant who is a party-in-interest on a reasonable and consistent basis within the limitations set forth in the Plan and the Administrative

             Committee shall follow uniform and nondiscriminatory rules.
             In making loans consideration will be given by the Administrative Committee only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. The Administrative Committee may provide for an overall limit on the amount of loans that may be provided by the Plan at any one time.






                       (6) Loans shall be evidenced by notes which shall be amortized in not less than level quarterly payments over the term of the loan, shall bear a reasonable interest rate commensurate with prevailing bank rates for similar loans at the inception of the loan and shall specify a definite time and manner of repayment. The rate of interest shall be determined from time to time by the Administrative Committee.

                       (7) Loans to Participants shall be secured by the present value of the Participant's Account on the date he filed application for such loan.

                       (8) If a note is not paid on or before maturity and is not renewed, the Trustee shall give written notice to the Participant sent to his last known address and, if the note is not paid within 30 days from the date of such notice, the Trustee shall exercise any appropriate remedy as set forth in the note or otherwise, including any remedy provided by law and permitted by the Plan, to obtain full payment of the unpaid balance of the loan, together with interest thereon, costs, and attorneys' fees, including reducing the amount allocated to the Participant's Account in the Trust Fund by the amount of the unpaid balance of the loan, together with interest; provided, however, foreclosure on the note and attachment of the Security will not occur until a distributable event occurs under the Plan.

                       (9) No loan may be made to a married Participant without the written consent of his Spouse. The Spouse's written consent must be made within the 90-day period ending on the date that the loan is made. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent is required if the Participant's Account is used for any increase in the amount of the loan. A written consent which complies with the requirements of this Section shall be deemed to meet any requirements of this Section relating to consent of a subsequent Spouse.

                       (10) If a valid Spousal consent has been obtained in
             accordance with Section 7.6(c), then, notwithstanding any

             other provision of this Plan, the portion of the Participant's Account balance used as a security interest for a loan outstanding to the Participant at the time of his death shall reduce the Account balance payable at the time of death or distribution, but only if the reduction is treated as payment in satisfaction of the loan. If less than 100% of the Participant's Account balance (determined without regard to






             the preceding sentence) is payable to the surviving Spouse, then the Account balance shall be adjusted by first reducing the Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

                       (11) A Plan Participant shall pay such loan fees as
             charged from time to time by any third party (other than the Company or employees of the Company), to the extent imposed by the Administrative Committee.

                       (12) A Participant may specify from which investment
             option or options the loan funds are to be taken and in the absence of any such designation the Administrative Committee shall so specify.

                       (13) Loan funds shall be taken exclusively from the
             Salary Deferral Account.


                       (14) In the event of the Separation From Employment
             of the Participant before the loan is repaid in full, the unpaid balance thereof, together with interest thereon, costs and attorneys, fees, if any, shall first be satisfied from the Account of the Participant in the Trust Fund before the Trustee shall make any payments to the Participant or his Beneficiaries.

             7.8  Withdrawal.    Except as provided in Section 4.1 and 4.2
   with respect to Excess Aggregate Contributions, Excess Deferral Amounts, and Excess Deferral Contributions, Section 4.3 with regard to Rollover Contributions, Section 6.3 with respect to excess annual additions, or
   Section 7.7 with respect to hardship distributions, no Participant shall have the right to withdraw amounts or to receive any distribution from his Salary Deferral Account, Matching Contributions Account, Discretionary Contributions Account, Mandatory Contributions Account, Qualifying Contributions Account, or Rollover Account except:

                  (a) on or after the Participant's Retirement, Death, Disability, or Separation from Employment within the meaning of this
   Article VII;

                  (b) in the event of the termination of the Plan without establishment of a successor Plan;


                  (c) in the event of the sale or other disposition by the Company of substantially all of the assets of the Company used in its trade or business to an unrelated corporation which does not maintain the Plan but only with respect to Employees who continue employment with the corporation acquiring the assets; or







                  (d) upon proper application therefor on a form provided by the Administrative Committee, subject to Section 7.6, any Participant who has attained age 59-1/2 or more may withdraw his entire Salary Deferral Account, Matching Contributions Account, Discretionary Contributions Account, Rollover Account, and/or Mandatory Contributions Account. The minimum amount of a withdrawal pursuant to this Section 7.8(d) shall be $500 per Plan Year ($250 for the short Plan Year).

             7.9  Qualified Domestic Relations Orders.    If the Plan shall
   receive a domestic relations order, the following shall apply:

                  (a) The Administrative Committee shall promptly notify the Participant and each Alternate Payee (as hereinafter defined) of the Plan's receipt of such order, the provisions of this Section, and any other Plan procedures for determining the qualified status of such order under the Act.

                  (b)  Within a reasonable time after receipt of such

   order, the Administrative Committee shall request the Participant and each Alternate Payee to notify the Plan whether they consent to or contest the validity of such order under the Act.

                  (c) Thereafter, within a reasonable period of time after such persons have had an opportunity to consent or contest the domestic relations order, including indicating, where appropriate, the reasons for their position, the Administrative Committee shall make a determination of whether such order is a "Qualified Domestic Relations Order" (as hereinafter defined) and notify the Participant and each Alternate Payee of such determination. In making such determination, the Administrative Committee may apply to a court of competent jurisdiction for its determination.

                  (d) During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Administrative Committee, by a court of competent jurisdiction, or otherwise), the Administrative Committee shall separately account for the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Thereafter, the following shall apply:

                       (1) If within 18 months beginning with the date on which the first payment would be required to be made under the

             Qualified Domestic Relations Order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Administrative Committee shall pay the segregated amounts (plus any interest thereon, if applicable) to the person or persons entitled thereto.








                       (2) If within 18 months beginning with the date on which the first payment would be required to be made under the Qualified Domestic Relations Order, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether the order is a Qualified Domestic Relations Order is not resolved, then the Administrative Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. If the determination is made after the close of the 18-month period that the order is a Qualified Domestic Relations Order, such order shall be applied prospectively only.

                  (e) To the extent that the Plan and any fiduciary under the Plan acts in accordance with the provisions of this Section in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or in taking action under subsection (d), the Plan's obligation to the Participant and to each of his Alternate Payees hereunder shall be discharged to the extent of any payment made pursuant hereto.

                  (f) Upon written request by an Alternate Payee, the Administrative Committee shall pay the Alternate Payee all or a portion of the benefits to which he is entitled under a Qualified Domestic Relations Order unless the Order provides otherwise.

                  (g) For purposes hereof, the following terms have the following meanings:

                       (1) "Qualified Domestic Relations Order" means a domestic relations order that qualified under Section 206(d) of the Act.

                       (2) "Alternate Payee" means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

             7.10 Unclaimed Benefits. If at, after, or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Administrative Committee or the Trustee shall mail by registered or certified mail to such Participant, Beneficiary or other distributee at his last known address a written demand for his then address, and if such Participant, Beneficiary or distributee shall fail to furnish the same to the Trustee within 4 years from the mailing of such demand, then such Participant, Beneficiary or other distributee shall forfeit his right to such benefit and such benefit shall be reallocated to the remaining Participants as if such forfeiture amount were a part of the Mandatory Contribution for the Plan Year in which






   such 4-year period expires. Such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary, or other distributee at any time thereafter by a contribution to the Plan by the Company in the amount forfeited.

                                 ARTICLE VIII
                             TOP HEAVY PROVISIONS

             If for any Plan Year the Plan is determined to be a Top Heavy Plan under Section 416 of the Code, the following provisions shall, to the extent required by said Section 416, become effective for such Plan Year with respect to the Non-Union Employees and shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year.

             8.1  Minimum Contributions.   At any time when this Plan is a
   Top Heavy Plan the Company shall make a minimum contribution to the Top Heavy Contributions Account for each Participant who is both not a Key

   Employee and not a Union Employee for the Plan Year as follows:

                  (a) The amount of the minimum contribution shall be the lesser of the following percentages of Compensation:

                       (1)  3% of such Participant's Compensation; or

                       (2)  The highest percentage at which such
             contributions are made under the Plan for the Plan Year on behalf of a Key Employee.

                            (A) For purposes of paragraph (2), all defined contribution plans required to be included in an Aggregation Group shall be treated as 1 plan.

                            (B) Paragraph (2) shall not apply if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in the Aggregation Group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                       In determining whether the minimum contribution is made under this Section 8.1(a), Discretionary Contributions, Mandatory Contributions, and Qualifying Contributions made for a given year shall reduce the amount of the minimum contribution to be made to the

   Participant's Account for the Plan Year but Salary Deferral
   Contributions and Matching Contributions shall not be taken into account.

                  (b)  There shall be disregarded for purposes of this
   Section 8.1 any contributions or benefits under Chapter 21 of the Code







   (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or State law.

                  (c) For purposes of this Section 8.1, the term "Participant" shall be deemed to refer to all Participants who have not separated from service at the end of the Plan Year including, without limitation, individuals who declined to elect or make contributions to the Plan. Individuals who have (1) failed to complete 1,000 Hours of Service (or the equivalent), (2) declined to make contributions into the Plan, or (3) been excluded from the Plan because such individual's compensation is less than a stated amount, but must be considered participants to satisfy the coverage requirements of Section 410(b) of the Code in accordance with Section 401(a)(5) of the Code, are considered Participants covered by the Plan for purposes of the minimums referred to in this Section 8.1.

                  (d)  Anything to the contrary in this Plan
   notwithstanding, if at any time when this Plan is a Top Heavy Plan, the

   Company also maintains a Top Heavy defined benefit plan, then if the defined benefit minimum referred to in Section 416(c)(1) of the Code is provided in the Top Heavy defined benefit plan (offset by benefits provided by this Plan, if applicable), then this Section 8.1 shall not apply to this Plan.

             8.2  Impact Upon Maximum Contributions and Benefits.

   For any Plan Year in which the Plan is a Top Heavy Plan or is a Super Top Heavy Plan, Section 6.3, shall be read by substituting "1.0" for "1.25" wherever it appears therein.

             8.3  Top Heavy and Super Top Heavy Plan Defined.

                  (a) The Plan shall be deemed to be a "Top Heavy Plan" based upon the following:

                       (1) General. This Plan shall be deemed to be a Top Heavy Plan with respect to any Plan Year, if (A) as of the Determination Date (as defined in paragraph (3)(D) hereof), the Plan is not required to be included in an Aggregation Group with other plans and the present value of the cumulative accounts under the Plan when considered by itself for Key Employees exceeds 60% of the present value of the cumulative accounts under the Plan for all Participants and the Plan is not included in a permissive Aggregation Group that is not a Top Heavy Group, or (B) the Plan is required or permitted to be included in an Aggregation Group (as defined in paragraph
             (2)(A) below), and such group after considering any permissible Aggregation Plan is a Top Heavy Group (as defined in paragraph (2)(B) below).







                       (2)  Aggregation.  For purposes of this
             paragraph (a):

                            (A)  Aggregation Group.

                                 (i)  Required Aggregation.  The term
                       "Aggregation Group" means:

                                      (I)  Each plan (including plans
                            terminated within the 5-year period ending on the Determination Date), of the Company in which a Key Employee is a participant, and

                                      (II) Each other plan of the Company
                            which enables any plan described in (I) to meet the requirements of Section 401(a)(4) or 410 of the Code.


                                 (ii) Permissible Aggregation.  The Company
                       may treat any plan not required to be included in an Aggregation Group under subparagraph (i) as being part of such group, if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                            (B)  Top Heavy Group.  The term "Top Heavy
                  Group" means any Aggregation Group if:

                                 (i)  The sum (as of the Determination
                       Date) of:

                                      (I)  The present value of the
                            cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and

                                      (II) The aggregate of the accounts of
                            Key Employees under all defined contribution plans included in such group,

                                 (ii) Exceeds 60% of a similar sum
                       determined for all Participants.


                       (3)  Special Rules.

                            (A)  Distributions During Last 5 Years.  For
                  purposes of this paragraph (a), in determining the present value of the cumulative aggregate benefit for any Participant, or the amount of any Account of any Participant, such present value or amount shall be






                  increased by the aggregate distributions made with respect to such Participant under the Plan during the 5-year period ending on the Determination Date.

                            (B)  Rollover Contributions.  Except to the
                  extent provided in Regulations issued pursuant to Code
                  Section 416, any Rollover Contributions (or similar transfer) initiated by the Participant and made to the Plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Group).

                            (C) Participants Who Do Not Perform an Hour of Service. If any Participant has not performed an Hour of Service during the 5-year period ending on the Determination Date, any accrued benefit for such Participant and the Account of such Participant shall not be taken into account.

                            (D)  Determination Date.  The Determination
                  Date is the last day of the preceding Plan Year, except that in the case of the first Plan Year of any plan, it shall be the last day of such Plan Year. If more than 1 plan is aggregated, the present value of accrued benefits and accounts shall be determined separately under each plan as of each plan's Determination Date and the plans shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                            (E) Defined Benefit Plans. In determining the present value of accrued benefits for all defined benefit plans, the accrued benefit for each current participant shall be computed as if the participant voluntarily terminated service as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date. For purposes hereof:

                                 (i)  In the first Plan Year of any plan,
                       the accrued benefit for a current participant shall be determined as if the participant terminated service as of the Determination Date (the last day of the Plan Year) and for any subsequent year the accrued benefit for such participant shall be determined as if the individual terminated service as of the most recent Valuation Date which is within a 12-month period ending on the Determination Date.








                                 (ii) The Valuation Date shall be the same
                       Valuation Date as used in computing plan costs for minimum funding requirements, regardless of whether a valuation is performed for the year.

                                 (iii)     The actuarial assumptions set
                       forth in the plan for purposes of section 416 of the Code shall apply.

                                 (iv) The present value shall be determined
                       based upon a benefit payable commencing at Normal Retirement Age (or attained age, if later).

                                 (v)  Subsidized early retirement benefits
                       and subsidized benefit reductions shall not be taken into account unless they are non-proportional subsidies.


                                 (vi) Solely for the purpose of determining
                       if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top Heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (I) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or
                       (II) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of
                       Section 411 (b) (1) (C) of the Code.

                            (F) Defined Contribution Plans. In a defined contribution plan, the present value of accrued benefits as of the Determination Date for any individual is the sum of:

                                 (i)  The account balance of the individual
                       as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date, and


                                 (ii) An adjustment for contributions due
                       as of the Determination Date.

                                 In the case of a plan not subject to the
                       minimum funding requirements of Section 412 of the Code, the adjustment in (ii) is generally the amount of any contributions actually made after the






                       Valuation Date, but on or before the Determination Date; provided, however, that in the first Plan Year of the Plan, such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year. If the plan is subject to said minimum funding requirements, the account balance in (i) shall include contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed, such as contributions waived in prior years and contributions not paid that result in a funding deficiency. In addition, an adjustment shall be made to (ii) to reflect the amount of any contribution actually made (or due to be made) after the Valuation Date, but before the expiration of the extended payment period permitted by Code Section

                       412(c)(10). For purposes of this paragraph (F) the Valuation Date" shall be the same Valuation Date as used in computing plan costs for minimum funding purposes, if the plan is subject to said minimum funding requirements, or if the plan is not subject to minimum funding requirements, the date established by the plan for valuing and adjusting all account balances.

                            (G)  Participants Who Cease to be Key
                  Employees. If any Participant is a Non-Key Employee with respect to any Plan for any Plan Year, but he was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit for such Participant and the Account of such Participant shall not be taken into account.

                            (H) Accrued Benefit. Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top Heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1)of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Related Companies, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of
                  Section 411 (b) (1) (C) of the Code.








                  (b) The Plan shall be a Super Top Heavy Plan if it would be a Top Heavy Plan under the provisions of Section 8.3(a), but substituting "90%" for "60%" in the ratio test in Section 8.3(a)(1) and
   (2).

                                  ARTICLE IX

                                  INVESTMENTS

             9.1 General. A Participant may elect to have amounts credited to his Account invested in any investment Fund provided by the Plan. If no election is made, all amounts in a Participant's Account will be invested in the manner provided in Section 9.2(a).

             9.2 Investment Funds. The Trustee (provided the Trustee is an independent fiduciary) shall designate a diversified group of pooled investment funds as investment options. For purposes of this paragraph, a "diversified group" of pooled investment funds is a group of at least

   5 Funds, including the following:

                  (a) A Fund, the assets of which consist solely of cash and securities issued or guaranteed by the United States or one of its agencies and the principal investment objectives which include a high level of current income consistent with the preservation of capital and a high degree of liquidity;

                  (b) A Fund which has as its investment objectives the generation of the highest level of income consistent with the preservation of capital over the long term;

                  (c) A Fund which has as its investment objectives capital appreciation;

                  (d) A Fund which has as its investment objectives a balance between capital appreciation and preservation of capital and generation of income; and

                  (e) A Fund which has as its investment objectives the generation of a high level of current income consistent with the preservation of capital and a high degree of liquidity.

                  For purposes hereof, if the Trustee is not an independent fiduciary (i.e., is affiliated with any designated pooled investment fund or any Investment Manager with respect to such Fund), the Company shall designate an independent fiduciary for the sole purpose of selecting the investment options. The Trustee (or independent fiduciary, if appointed), shall from time to time consider the suitability of the investment Funds provided to Participants.








             9.3 Investment in Insurance Policies. Provided that the Administrative Committee has approved investment in insurance policies, a Participant may direct the Trustee to apply a portion of each contribution to the purchase of an insurance policy. The fact that any insurance policy is issued on the life of a Participant shall not vest any right, title, or interest in such policy in the Participant except at the time and on the terms and conditions set forth in the Plan. All insurance policies shall be issued and all premiums shall be payable as of the common due date.

             The Administrative Committee may direct the Trustee to invest a portion of the Trust Fund in an Insurance Policy on the life of any Employee, in which case, the investment shall be deemed to be for the benefit of the Trust Fund as a whole.

             Each insurance policy shall be issued by an insurer selected by the Administrative Committee. The Trustee shall be the applicant, owner, and beneficiary of each insurance policy. As applicant, the

   Trustee shall execute any and all applications and other documents required by the insurer in connection with the issuance of any insurance policy. The Company, Administrative Committee, and the Trustee shall not be liable for any loss suffered by a Participant or a Beneficiary due to the Participant's failure to supply any information or perform any other act required by the insurer in connection with issuance or maintenance of an insurance policy.

             However, the Trustee shall be required to pay over all proceeds of any insurance policies to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the designated Beneficiary of the proceeds in all circumstances unless a waiver has been made in accordance with Section 7.6(c). Under no circumstances shall the Trust retain any part of the proceeds.

             Insurance policies may be held in the possession of the Trustee, insurer, or Company.

             (a) Limitations on Insurance Policies. All insurance policy premiums shall be payable from Salary Deferral Contributions or Company Contributions, except as provided below.

                  If ordinary life insurance is purchased, aggregate premiums must be less than 50% of the aggregate Salary Deferral

   Contributions, Company Contributions, and forfeitures allocated to the Participant. If term or universal life insurance is purchased, aggregate premiums may not exceed 25% of aggregate Salary Deferral Contributions, Company Contributions, and forfeitures allocated to the Participant. If both ordinary and term or universal life insurance are purchased, aggregate premiums for the term insurance plus 1/2 the aggregate premiums for the ordinary insurance may not exceed 25% of the






   aggregate Salary Deferral Contributions, Mandatory Contributions, Discretionary Contributions, Qualifying Contributions, and forfeitures allocated to the Participant. If retirement income or endowment policies are purchased on behalf of a Participant, the death benefit under the policy shall not be greater than 100 times the anticipated monthly annuity provided under the policy. Ordinary life insurance is a policy that provides both nondecreasing death benefits and nonincreasing premiums.

                  If the premium payable is more than the amount of Salary Deferral Contributions, Mandatory Contributions, Discretionary Contributions, and Qualifying Contributions available for payment, the Trustee shall, unless the Participant elects otherwise, convert other assets held on the Participant's behalf into cash in the amount of the insufficiency, to the extent that the limitations of this subsection (a) are not exceeded, and pay such amount to the insurer.

                  If payment of the premium due would cause the limitations

   of this subsection (a) to be exceeded, the Trustee shall, unless the Participant elects otherwise, convert other assets held on the Participant's behalf for 2 or more years into cash in the amount of the excess and pay such amount to the insurer.

                  Insurance policy dividends and credits will be allocated to the Participant for whose benefit the policy is held.

             (b) Disposition of Insurance Policies. Upon the retirement, disability or other termination of employment of a Participant, the Participant shall instruct the Trustee as to the disposition of the insurance policies on his life, including the surrender, conversion, or transfer of ownership of such policies to the Participant, or placing them on a paid-up basis. If an insurance policy is distributed to the Participant, such a policy shall be subject to the provisions of Section
   7.6. The Trustee shall dispose of the policies in accordance with these instructions and shall, in any event, prior to commencement of benefits under the Plan, convert insurance policies to cash or an annuity contract or distribute them to the Participant.

             (c) Minimum Purchase. If the amount available for the purchase of an insurance policy is insufficient to provide the minimum purchase amount as specified by the insurer, no insurance policy shall be purchased until the common due date on which the amount available is sufficient.


             (d) Validity of Insurance Policy. Neither the Company, the Administrative Committee, nor the Trustee shall be responsible for the validity of any insurance policy, nor for the failure on the part of the insurer to make payments provided by such policies, nor for the action of any person which may render an insurance policy null or void or unenforceable in whole or in part.






             (e) Subordination of Insurance Policy or Annuity Contract. In the event of any conflict between the terms of the Plan and the provisions of any insurance policy or annuity contract, the terms of the Plan will control.

             9.4 Allocation of Contributions to Investment Funds. From time to time as determined by the Administrative Committee, but no less often than once each quarter-annual period, a Participant may elect how contributions to his Account shall be allocated among the investment Funds. Allocations to a Fund shall be in such percentages of such contributions as the Administrative Committee may from time to time permit. Such elections shall be made at such time, in such manner and in such form as the Administrative Committee may prescribe through uniform and nondiscriminatory rules. The Administrative Committee shall elicit affirmative investment instructions from the Participant. A Participant who has not given affirmative investment instructions to the Administrative Committee shall have the entire balance in each of his Accounts initially allocated to the investment Fund described in Section

   9.2(a). The Administrative Committee shall inform the Participant of the manner in which contributions to his Account will be invested in the absence of affirmative instructions, the anticipated rate of return on such investments and provide the Participant with a prospectus, proxy solicitations and periodic reports which contain such information.

             9.5 Transfers of Investments. To the extent permitted by the Administrative Committee, but not less often than once each quarter-annual period, a Participant, a Former Participant or a Beneficiary, may elect to transfer amounts between any of the Investment Funds. Such elections shall be made at such time, in such manner and in such form as the Administrative Committee may prescribe through uniform and nondiscriminatory rules. The Administrative Committee may prescribe the minimum amount transferable in and out of any 1 Fund.

             9.6 Changes in Investments. The Company reserves the right to change the investment options under the Plan provided the requirements of Section 9.2 are met.

             9.7 Loans. A Participant may receive a loan from his Salary Deferral Account under the provisions of Section 7.7(b). A loan to a Participant shall be considered an earmarked investment of such Participant's Salary Deferral Account and shall reduce the amounts invested in the Funds described in Section 9.2. Repayment of a loan shall reduce the amount of the loan investment and shall be invested in such investment Funds in accordance with the Participant's then current investment direction. Loans and loan repayments shall not be treated as elections of allocations or transfers under Sections 9.4 and 9.5.










                                   ARTICLE X

                               DUTIES OF TRUSTEE

             10.1 The Trustee shall accept and receive all sums of money paid to it from time to time by the Company and shall place the same in the Trust Fund to be held, administered, invested, and reinvested in accordance with the terms and provisions of this Agreement. The Trustee shall be accountable to the Company for all such contributions received by the Trustee, but the Trustee shall have no duty to see that the contributions received comply with the provisions of the Plan, nor shall the Trustee be obligated to collect any contributions from the Company, or otherwise see that contributions are deposited according to the provisions of the Plan. No part of such funds or the income thereon shall be applied other than for the benefit of the Participants and their Beneficiaries under the Trust and, to the extent provided by law, for the payment of the expenses of the Trust or of the Administrative Committee, if not paid by the Company in accordance with Article III hereof.

             10.2 The Company shall have no right, title, or interest in or to any of the cash, securities, or other property forming a part of the Trust.

             10.3 The Trustee shall discharge its duties hereunder:

                  (a) solely in the interest of the Participants and Beneficiaries under the Plan, and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Trust Fund;

                  (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

                  (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is not prudent to do so; provided, however, that the aforesaid diversification requirement and prudence requirement (only to the extent that it requires diversification) shall not be regarded as violated by the acquisition or holding of "qualifying employer real property" or "qualifying employer securities" as those phrases are used in Section

   404(a)(2) of the Act, if and to the extent permitted under Section 408(e) of the Act.

             10.4 Subject to the provisions of Section 10.3 hereof, the Trustee shall from time to time invest and reinvest the principal and income of the Fund, and keep the same invested in real estate, leaseholds or other interests in real estate, insurance contracts,






   common stocks, preferred stocks, bonds, notes, mortgages, debentures, equipment trust certificates, including "qualifying employer real property and "qualifying employer securities" as those phrases are used in Section 407(d) of the Act, as the Trustee may deem advisable, whether or not such investments or reinvestments may be permissible for investment of trust funds under any present or future applicable state laws.

             In addition, notwithstanding any other provision of this Agreement, the Trustee, upon instruction of the Company, shall cause any part or all of the assets of this Trust to be invested collectively with the assets of other employee benefit trusts, as part of any common, collective or commingled trust fund, as established by any corporate Trustee or the Investment Manager, which fund is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Code. In such event, the money and other assets of this Trust shall be subject to all of the provisions of any instruments applicable to the management and investment of assets of such collective trust funds and such instruments shall constitute a part of this instrument. In addition, at the direction of the Company, the Trustee shall cause such assets to be invested at the direction of or with an Investment Manager and/or Insurance Company, if the Investment Manager and/or Insurance Company keeps a separate account of the Trust Fund assets on its books. If the Investment Manager and/or Insurance Company acts hereunder, it shall acknowledge in writing that it is a Fiduciary with respect to the Plan.

             10.5 Subject to the foregoing, the Trustee is authorized and empowered as follows:

                  (a) To sell, exchange, convey, transfer or dispose of and also grant options with respect to any property, whether real or personal, at any time held by it. Any sale may be made by private contract or by public auction and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

                  (b) To retain, manage, operate, repair, and improve, and to mortgage or lease for any period, any real estate held by the Trustee;

                  (c)  To compromise, compound, and settle any debt or

   obligation due from third persons to it as Trustee or to third persons from it as Trustee hereunder and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon, default or otherwise enforce any such obligations;

                  (d) To vote in person or by proxy any stocks, bonds, or other securities held by it; to exercise any options available to any






   stocks, bonds, or other securities; to exercise any rights to subscribe for additional stocks, bonds, or other securities and to make necessary payments therefor; to join in or oppose the reorganization, recapitalization, consolidation, sale, or merger of corporations or properties in which it may be interested as Trustee upon such terms and conditions as it may deem wise, and to accept and hold any securities which may be issued under any such reorganization, recapitalization, consolidation, sale or merger;

                  (e) To make, execute, acknowledge, and deliver deeds, leases, assignments, documents of transfer, and other instruments as may be necessary to carry out the powers herein granted;

                  (f) To enforce any right, obligation, or claim in its absolute discretion and in general to protect in any way the interests of the Trust Fund, either before or after default, and in its absolute discretion to abstain from the enforcement of any right, obligation, or claim and to abandon any property, whether real or personal, which at any time may be held by it;

                  (g) with the approval of the Administrative Committee, to borrow or raise moneys, for the purpose of the Trust Fund in such amount and upon such terms and conditions as the Trustee may deem advisable, and to the extent that the same shall not be prohibited by the provisions of the Act or Code, and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Trust Fund; and no person loaning money to the Trustee shall be bound to see to application of the money loaned or to inquire into the validity of any such borrowing;

                  (h) To cause any investments in the Trust Fund to be registered in or transferred into its name or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

                  (i) To employ accountants and counsel (including accountants and counsel of the Company to the extent permitted by the
   Act); and to employ agents and delegate to them such ministerial and limited discretionary duties as it sees fit;

                  (j) To make, execute, acknowledge, and deliver any and all documents or transfer any conveyance and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  (k) To do all other acts and to exercise any other powers which it may deem to be necessary and proper to carry out its duties as Trustee under this Agreement; and








             10.6 The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under the Trust and is authorized to withhold making payments until the identity and mailing address of any person entitled to benefits is certified to it by the Committee, or until any dispute arising hereunder shall have been resolved. The Trustee shall not be bound to institute any legal action or to become a party to any legal action against any person or persons, unless it shall first have been indemnified to its satisfaction by the Company.

             10.7 The Trustee, other than an Employee of the Company, shall be entitled to such reasonable compensation for all services rendered hereunder as shall be agreed upon between the Company and the Trustee and for all reasonable expenses incurred, including counsel and auditing fees. Such compensation may be paid by the Company or, to the extent permitted by law, charged to the Trust.

             10.8 The Trustee shall keep full records of the administration of the Trust. Each year the Trustee shall furnish the Company with an annual report showing all receipts and disbursements and other transactions together with a list of the assets held at the end of such year showing the cost and the fair market value of each item.

             The Trustee shall also prepare an annual statement for each Participant disclosing the status of his Account in the Trust.

             The Company shall have the right to examine the books and records of the Trustee at any time. The Trustee shall have the right to have its accounts settled by judicial proceeding if it so elects.

             10.9 The Trustee may resign at any time upon 30 days' written notice to the Company and may be removed by the Company upon written notice. In case of the resignation or removal of the Trustee, the Trustee shall furnish the Company with a final accounting and, upon payment of its fees and expenses, shall transfer and convey all of the assets of the Trust Fund to the successor Trustee appointed by the Company. The successor Trustee shall qualify hereunder by delivering to the Company a written acceptance of the Trust.

             10.10 In the event that there is more than 1 individual acting as the Trustee hereunder, the decision of a majority of such individuals shall be considered the action of the Trustee hereunder.


                                  ARTICLE XI

            AMENDMENT, DURATION, AND TERMINATION OF TRUST AND PLAN

             11.1 Amendment. The Company reserves the right to amend or terminate this Plan and Trust at any time and all parties to this Plan and Trust or claiming any interest thereunder shall be bound thereby;






   except, however, that no Participant, or other person having an already vested interest in this Plan and Trust shall, without his written consent, be deprived of any such vested interest nor shall any such vested interest be adversely affected thereby. Except to the extent provided in Section 4.1(g), in no event shall any amendment or termination have the effect of vesting in the Company any right, title or interest to any contract or funds held under the Plan and Trust. Except to the extent permitted by applicable law, no amendment to the Plan may decrease a Participant's Account balance or eliminate an "optional form of benefit" within the meaning of Section 204(g)(2) of the Act. The decision of the Administrative Committee shall be binding upon the Participants, Beneficiaries and all other persons and parties interested as to whether or not any amendment does deprive a Participant or any other person or party of any interest already existing or adversely affects such interest. Any such amendment or termination shall be effective when signed by the President and Secretary of the Company and filed with the Trustee. The consent of the Trustee shall not be necessary unless in its discretion its duties or liabilities have been increased.

             No amendment shall reduce the vested percentage of any Participant. Further, if the Plan's vesting schedule is amended in any way that directly or indirectly affects the computation of the Participant's vested percentage or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, each Participant with 3 or more years of service is permitted to elect to have his vested percentage computed without regard to such amendment. The period during which the election may be made shall commence on the date the amendment is adopted and shall end as of the later of:

                  (a)  60 days after the amendment is adopted;

                  (b)  60 days after the amendment becomes effective; or

                  (c) 60 days after the Participant is issued a written notice of the amendment by the Administrative Committee.

             11.2 Duration of Trust. The Trust hereby created shall continue until the entire Trust Fund shall be paid out and distributed in accordance with the provisions of this Trust Agreement.

             11.3 Termination. If Delfield or any Participating Company should abandon the Plan, through a permanent discontinuance of Company contributions or otherwise, or if Delfield or any Participating Company should be liquidated and dissolved, or if Delfield or any Participating Company should terminate or partially terminate the Plan or the Trust, the Accounts of all affected present and former Participants as then appearing upon the records of the Trustee shall become fixed, vested and nonforfeitable and the amounts carried in said Accounts shall be revalued and adjusted as hereinbefore provided. The assets of the Trust






   Fund shall thereupon be allocated to each such Account in the manner herein provided, and, if required by Delfield, upon receipt of written evidence of approval by the Internal Revenue Service of the termination and of the plan of distribution, such cash and other property shall be distributed, assigned and paid over forthwith to such Participants in kind or in cash, as directed by the Administrative Committee. Before making any distributions, assignments, or payments, however, the Trustee and its legal counsel, if any, shall be entitled first to payment of expenses and charges of the Trustee and its counsel incident to the operation of the Trust and the termination thereof, and in case Delfield does not choose to pay such expenses and charges, the Trustee shall have a lien on the assets of the Trust Fund, the assets distributable to such Participants being liable for a pro rata share thereof until the Trustee and its counsel have been paid. The Trustee shall not be obligated to distribute any portion of the Trust Fund upon termination of the Plan until it receives notice of a ruling from the Internal Revenue Service upon Delfield's application for determination as to the effect of termination.


             11.4 No Contribution. In the event that the Company fails to make a contribution required hereby within the time prescribed by the Internal Revenue Code for payment for the purposes of deduction of such contribution, the Separation from Employment of any Participant for any cause, except death, total and permanent disability, or retirement, during the period of the Company's default in making such contributions, shall not result in the forfeiture of any part of such Participant's Account.

                                  ARTICLE XII

                             RIGHTS OF THE COMPANY

             12.1 The Company contemplates making additional payments into the Trust Fund, pursuant to this Trust, but the Company assumes no obligation by reason of the creation of this Plan or Trust, to make additional payments to the Trustee hereunder.

             12.2 Upon deposit of any money or assets with the Trustee hereunder, subject to the provisions of Article XIV and Section 4.1(g), hereof, all interest of the Company therein shall cease and terminate, and no part of the Trust property or any beneficial interest under said Trust shall revert to the Company or be diverted from the purpose of providing benefits to the Participants and Beneficiaries hereunder. No amendment or termination of this Agreement and no power granted hereunder, shall operate to revest in the Company title to any funds transferred by it to the Trustee hereunder or net earnings thereof, or divest any Participant or Beneficiary of any vested interest, except as provided for in Article XIV and Section 4.1(g).








                                 ARTICLE XIII

                            RIGHTS OF PARTICIPANTS

             13.1 No Participant shall at any time have any vested right or interest in the Trust Fund, or in any part of the Trust Fund, except as herein provided, and payments, distributions and assignments therefrom shall be subject to this Agreement.

             13.2 The Trust Fund shall not in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary. No right, benefit or pension at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind, including a domestic relations order, unless such order is determined pursuant to Section 7.10 hereof, to be a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.
   If under any such order, payment is required to be made to an Alternate

   Payee within the meaning of Section 206(d)(3)(D) of the Act, the interest rate assumption used in determining the present value of any benefit shall be the interest rate used (as of the date of determination) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.

             13.3 Neither the establishment of the Plan nor any provision of the Trust or modification thereof shall be construed as giving any employee of the Company, or any person whomsoever, any legal or equitable rights against the Company, the Trustee or the Administrative Committee, except as expressly granted to them under the terms of this Plan and Trust, or as giving any employee the right to be retained in the service of the Company, and an employee shall remain subject to discharge to the same extent as heretofore.

             13.4 If a Participant continues to work as an employee of the Company after reaching his Normal Retirement Age, further credits shall be entered to his Provisional Credit Account as a Participant to the extent provided herein and he shall not be entitled to any right of distribution of his credit until actual retirement occurs, subject to the minimum distribution rules of Section 7.9.

             13.5 The Plan shall not be merged with or consolidated with any other plan, and shall not transfer its assets or liabilities to any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefits which he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

                                  ARTICLE XIV






                                 MISCELLANEOUS

             14.1 The headings to the Articles and Sections of this Trust Agreement are inserted for reference only and are not to be taken as limiting or extending the provisions of this Agreement. All
   Participants and Beneficiaries under this Trust shall be deemed to have consented to its terms.

             14.2 The Plan and Trust established by the Company are embodied in their entirety in this Agreement and the Trustee and the Administrative Committee shall not be required to make any reference to any other document or writing for the purpose of interpreting or administering this Plan and Trust, except as to such future certifications by the Company and the Administrative Committee to the Trustee as are provided for in this Plan and Trust.

             14.3 Except as provided in Section 4.1(g), under no circumstances or conditions whatsoever shall any funds which at any time have been contributed to this Trust or any funds at any time held by the Administrative Committee or Trustee under this Trust or any property at any time subject to this Trust ever inure to the benefit of the Company or to the individual benefit of any member of the Administrative Committee except to the extent of any benefits payable to a member of the Administrative Committee as a Participant or Beneficiary under this Trust.

             14.4 This Trust and Plan shall be construed according to applicable federal law and, to the extent not preempted by federal law, by the laws of the State of Michigan, where it is made and where it shall be enforced. Any amendments to this Trust or Plan in connection therewith shall be valid only if made in the State of Michigan.

             14.5 This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties, Participants and Beneficiaries, present and future.

             14.6 The Plan is effective on and after July 1, 1991 and is contingent upon and subject to obtaining such approval of the Internal Revenue Service and the United States Department of Labor, as the Company may find necessary to establish the initial qualification of the Plan under the Act and under Sections 401, 404 and 501(a) or other applicable provisions of the Code. Any modification or amendment of the Plan may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan as a Plan and Trust, meeting the requirements of the Act and of the Code or any other applicable provisions of the federal laws, as now in effect or hereafter amended or adopted, and the regulations issued thereunder.









             IN WITNESS WHEREOF, Delfield has caused this Agreement to be executed by its duly-authorized officers and its corporate seal to be affixed hereto by authority of its Board of Directors and the Trustee has executed this Agreement all as of January 1, 1992.

   ATTEST:                            THE DELFIELD COMPANY

   W. Manifold                        By:/s/ Kevin E. McCrone
   -----------------------------     --------------------------------
   Secretary
                                          Its:  President
                                               --------------------------
   [CORPORATE SEAL]

   WITNESSETH:


   /s/ Laura Frye Veldhuis            /s/ Kevin E. McCrone

   ----------------------------  -------------------------------------
                                      Kevin E. McCrone


   /s/ Laura Frye Veldhuis            /s/ W. Joseph Manifold
   ----------------------------  -------------------------------------
                                      W. Joseph Manifold


   /s/ Laura Frye Veldhuis            /s/ Ronald A. Anderson
   ----------------------------  -------------------------------------
                                      Ronald A. Anderson



























                                FIRST AMENDMENT
                                    TO THE
      DELFIELD COMPANY 401(k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
              (As Amended and Restated Effective January 1, 1992)

        THIS AMENDMENT made this 29th day of December, 1992, by THE DELFIELD COMPANY (the "Company"), to THE DELFIELD COMPANY 401(k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN (the "Plan").


                             W I T N E S S E T H:

             WHEREAS, the Company, by agreement with Kevin E. McCrone, W. Joseph Manifold and Ronald A. Anderson (hereinafter called the
   "Trustee"), as Trustee, established the Plan effective July 1, 1991, which Plan was amended and restated effective January 1, 1992; and

             WHEREAS, the Company, with the consent of the Trustee, now wishes to further amend the Plan.

             NOW, THEREFORE, the Company, with the consent of the Trustee, hereby amends the Plan in the following respects effective January 1, 1992:

             1. A new paragraph (8) is added to Section 5.3(a) to read as follows:

                       (8) Solely for purposes of determining whether a Break in Service has occurred for participation purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service by reason of any such maternity or paternity shall not exceed 501 hours. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of an individual,
             (B) by reason of the birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (A) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (B) in all other cases, in the following Plan Year. No credit will be given pursuant hereto unless the Employee furnishes to the Administrative Committee such timely






             information as the Plan may reasonably require to establish that the absence from work is for reasons referred to above and the number of days for which there was such an absence.

             2. The second sentence in the third paragraph of Section 7.6(a)(4) is amended to read as follows:

                  The written explanation required by this Section
             7.6(a)(4) shall be provided to each Participant, and each Participant may make an election within the period beginning on the first day of the Plan Year which occurs prior to the date the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; provided, however, that if the Participant separates from service before age 32, the written explanation shall be provided within the 1-year period following such separation; and provided, further, that if a Participant makes an election described in this paragraph prior to the first day of the Plan Year in which the Participant attains age 35, such election will become invalid as of such date, and the Participant may make another such election after such date.

             3. The first sentence in Section 7.7(a) is amended to read as follows:

                  If, in its discretion, the Administrative Committee shall
             determine on application by any Participant with the consent of his Spouse pursuant to a Qualified Election, that such Participant has an immediate and heavy financial need, the Administrative Committee may direct the Trustee to distribute to such Participant such amount in a lump sum from his Salary Deferral Account and/or Rollover Account from the Trust Fund as the Administrative Committee may determine is necessary to alleviate such financial need; provided that the amount distributed may not be greater than the value of the Participant's Salary Deferral Account and/or Rollover Account (excluding the income earned on such Salary Deferral Account and income earned on such Rollover Account); and provided further that the amount distributed pursuant to this Section
             7.7 may only be an amount necessary to satisfy an immediate and heavy need plus amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

             4. The second sentence in Section 7.7(b) is amended to read as follows:

                  In the event of financial need, a Participant may at any
             time during the Plan Year make application to the






             Administrative Committee on a form provided by the Administrative Committee to borrow from his Salary Deferral Account and/or Rollover Account and the Administrative Committee shall permit such a loan if it meets the conditions herein specified; provided that such loan may not be less than $1,000.

             5. Section 7.7(b)(9) is amended in its entirety to read as follows:

                  No loan may be made to a married Participant without the
             written consent of his Spouse. The Spouse's written consent must be made within the 90-day period ending on the date that the loan is made. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent is required if the

             Participant's Salary Deferral and/or Rollover Account is used for any increase in the amount of the loan. A written consent which complies with the requirements of this Section shall be deemed to meet any requirements of this Section relating to consent of a subsequent Spouse.

             6. Section 7.7(b)(13) is amended in its entirety to read as follows:

                  Loan funds shall be taken exclusively from the Salary
             Deferral Account and/or Rollover Account.


             7. Except as altered and amended by virtue of the provisions hereof, the provisions of the Plan, as amended, are hereby ratified and confirmed.























             IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be affixed hereto by authority of its Board of Directors, and the Trustee has executed this Amendment, all as of the day and date first above written.

   ATTEST:                            THE DELFIELD COMPANY

   /s/ Laura Frye Veldhuis            By:/s/ W. Joseph Manifold
   -------------------------------       -------------------------------

   [CORPORATE SEAL]                   Its:VP CFO
                                          -------------------------------

   WITNESSETH:

   /s/ Laura Frye Veldhuis            /s/ Kevin E. McCrone
   ----------------------------       ----------------------------------

                                      Kevin E. McCrone


   /s/ Laura Frye Veldhuis            /s/ W. Joseph Manifold
   ----------------------------       ----------------------------------
                                      W. Joseph Manifold


   /s/ Laura Frye Veldhuis            /s/ Ronald A. Anderson
   ----------------------------       ----------------------------------
                                      Ronald A. Anderson




























                               SECOND AMENDMENT
                                    TO THE
      DELFIELD COMPANY 401(k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
              (As Amended and Restated Effective January 1, 1992)

             THIS AMENDMENT made this 15th day of March, 1993, by THE DELFIELD COMPANY (the "Company"), to THE DELFIELD COMPANY 401(k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN (the "Plan").

                             W I T N E S S E T H:

             WHEREAS, the Company, by agreement with Kevin E. McCrone, W. Joseph Manifold and Ronald A. Anderson (hereinafter called the "Trustee"), as Trustee, established the Plan effective July 1, 1991, which Plan was amended and restated effective January 1, 1992, and which Plan was further amended by a First Amendment effective January.1, 1992; and


             WHEREAS, the Company, with the consent of the Trustee, now wishes to further amend the Plan.

             NOW, THEREFORE, the Company, with the consent of the Trustee, hereby amends the Plan in the following respects effective January 1, 1993:

             1. The fast paragraph of Section 4-2(a) is hereby amended to read as follows:

                  Salary Deferral Contributions.  Each eligible Participant
             whose Salary Deferral Contributions have not been suspended as provided herein, may elect to have allocated to his Salary Deferral Account based on the payroll period of the Company applicable to such Participant any percentage of Compensation to be paid to him during such payroll period which is not less than 2%, nor more than 15% of the Compensation (before deducting the Salary Deferral Contribution allocated to his Account hereunder) paid to such Participant for such payroll period, subject to the limitations set forth in Section 6.3 and to the following:

             2. The final paragraph of Section 6.3(b) is hereby amended to read as follows:


                  If the amount of annual additions to any Participant's
             account are reduced by reason of this Section 6.3 and Code
             Section 415 or if thereafter it is determined that the annual additions under the Plan would cause the limitation of this
             Section 6.3 and Code Section 415 applicable to that Participant for the Limitation Year to be exceeded as the result of reallocation of forfeitures, a reasonable error in






             estimating the Participant's annual compensation, a reasonable error in determining the amount of Salary Deferral Contributions that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances acceptable to the Commissioner of the Internal Revenue Service, then the excess Salary Deferral amounts shall be paid to the Participant in cash as soon as administratively feasible and other amounts allocated (or reallocated) shall be reduced as above provided. These amounts shall be disregarded for purposes of applying the limitations described in Sections 4.1(b), 4.2(a)(1), and 4.2(a)(3). The Company shall advise an affected Participant of any limitation upon allocation to his Account required by this provision. Anything in this Plan to the contrary notwithstanding, in no event shall an allocation be made to any Participant which is in excess of the revised limitations under Section 415 of the Code, as established under the Tax Reform Act of 1986, and as amended.


             3. A new subsection (g) is added to Section 7.6 to read in its entirety as follows:

                  (g)  Eligible Rollover Distributions.

                  (1) Application. This Section 7.6(g) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this
             Section 7.6(g), a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                  (2) Definitions. For purposes of this Section 7.6(g), the following terms shall have the following meanings:

                  (A) Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income







             (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (B) Eligible Retirement Plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (C) Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (D) Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

             4. Except as altered and amended by virtue of the provisions hereof, the provisions of the Plan, as amended, are hereby ratified and confirmed.





























             IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be affixed hereto by authority of its Board of Directors, and the Trustee has executed this Amendment, all as of the day and date first above written.

   ATTEST:                                 THE DELFIELD COMPANY

   s/ Laura Frye Veldhuis                  By:/s/ W. Joseph Manifold
   ----------------------------                  -------------------------

   [CORPORATE SEAL]                        Its:  VP CFO
                                                 -------------------------

   WITNESSETH:

   /s/ Laura Frye Veldhuis                 /s/ Kevin E. McCrone
   ---------------------------------       --------------------------------

   Laura Frye Veldhuis                     Kevin E. McCrone


   /s/ Virginia W. Phillips                /s/ W. Joseph Manifold
   ---------------------------------       --------------------------------
   Virginia W. Phillips                    W. Joseph Manifold


   /s/Jara L. Mau                          /s/ Ronald A. Anderson
   ---------------------------------       --------------------------------
   Jara L. Mau                             Ronald A. Anderson




























                                THIRD AMENDMENT
                                    TO THE
      DELFIELD COMPANY 401(K) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
              (As Amended and Restated Effective January 1, 1992)

             THIS AMENDMENT made this   1   day of November, 1994, by THE
   DELFIELD COMPANY (the "Company"), to THE DELFIELD COMPANY 401(k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN (the "Plan").

                             W I T N E S S E T H:

             WHEREAS, the Company, by agreement with Kevin E. McCrone, W. Joseph Manifold and Ronald A. Anderson (hereinafter called the "Trustee"), as Trustee, established the Plan effective July 1, 1991, which Plan was amended and restated effective January 1, 1992, and which Plan was further amended by a First Amendment effective January 1, 1992 and by a Second Amendment effective January 1, 1993;


             WHEREAS, the Company is now a wholly-owned indirect subsidiary of Scotsman Industries, Inc.; and

             WHEREAS, the Company, with the consent of the Trustee, now wishes to further amend the Plan to permit the investment of certain Plan assets in common stock of Scotsman Industries, Inc. and to make other changes to the Plan.

             NOW, THEREFORE, the Company, with the consent of the Trustee, hereby amends the Plan in the following respects effective January 1, 1994:

             1. A new subsection (d) is added to the end of Section 2.12 to read as follows:

                       (d) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code.  The

                  cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months






                  in the determination period, and the denominator of which is 12.

                  For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                  If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for the prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.


             2. A new paragraph (9) is added to Section 5.3 (a) to read as follows:

                       (9) An Employee shall be entitled to such credit for Hours of Service during a period of leave of absence as is required by the Family and Medical Leave Act of 1993.

             3. Section 7.6(f) is amended in its entirety to read as follows:
                       (f) Method of Distribution. For any distribution under this Plan, the Participant or Beneficiary may elect payment in (1) cash, (2) mutual fund shares, (3) shares of common stock, par value $.10 per share, of Scotsman Industries, Inc. ("Scotsman Stock"), (4) a combination of cash, mutual fund shares and/or shares of Scotsman Stock,
                  (5) annuity contracts, (6) an annuity under a group annuity contract, or (7) insurance policies; provided, however, that no distribution of less than (20) shares will be made from the Scotsman Stock Fund (as defined in Section 9.2(f) hereof) and provided, further, that partial shares will be paid in cash. Annuity contracts used to fund a Participant's benefit must meet the requirements of Code Sections 411(a)(11) and 417.


             4. Section 9.1 is amended in its entirety to read as follows:











                       Except as otherwise provided in Section 9.8,

                       (a)  a Participant may elect to have amounts
                       credited to his Account invested in any investment Fund provided by this Plan; and

                       (b) if no election is made, all amounts in a Participant's Account will be invested in the manner provided in Section 9.2(a).

             5.   The following clause (f) is added to Section 9.2:

                       (f) A Fund (the "Scotsman Stock Fund") primarily composed of investments in Scotsman Stock (as defined in Section 7.6(f)).

             6. The first sentence of Section 9.4 is amended to read as follows:


                       Subject to Section 9.8, (a) prior to January 1, 1995, from time to time as determined by the Administrative Committee, but no less often than once each quarter-annual period, a Participant may elect. pursuant to Section 9.1, how contributions to his Account shall be allocated among the Investment Funds, and (b) on or after January 1, 1995, a Participant may elect on a daily basis, pursuant to
                       Section 9.1, how contributions to his Account shall be allocated among the Investment Funds. Notwithstanding the provisions of the preceding sentence, on and after January 1, 1995, no Participant who is subject to the provisions of
                       Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder may elect, on a more frequent basis than monthly, how contributions to his Account shall be allocated among the Investment Funds.

             7. The fifth sentence of Section 9.4 is amended to read as follows:

                       Except as otherwise provided in Section 9.8, a

                       Participant who has not given affirmative investment instructions to the Administrative Committee shall have the entire balance in each of his Accounts initially allocated to the Investments Fund described in Section 9.2(a).








             8. The first sentence of Section 9.5 is amended to read as follows:

                       Subject to Section 9.8, (a) prior to January 1, 1995, to the extent permitted by the Administrative Committee, but not less often than once each quarter-annual period, a Participant, a Former Participant or a Beneficiary may elect to transfer amounts between any of the Investment Funds, and (b) on and after January 1, 1995, a Participant, a Former Participant or a Beneficiary may elect on a daily basis to transfer amounts allocated to his Account among any of the Investment Funds. Notwithstanding the provisions of the preceding sentence, on and after January 1, 1995, no Participant, Former Participant or Beneficiary who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission adopted thereunder may elect, on a more frequent basis than monthly, to transfer amounts allocated to his Account among any of the Investment Funds.

             9.   The following Section 9.8 is hereby added to Article IX:

                  9.8  Investments in Scotsman Stock
                       -----------------------------

                  (a) The preceding provisions of this Article IX to the contrary notwithstanding:

                       (1) For Plan Years beginning on and after January 1, 1995, a Participant may elect to have his Salary Deferral Contributions allocated to any Investment Fund, including the Scotsman Stock Fund, pursuant to
                       Section 9.4, and, subject to Section 9.5, may elect to have any amount in his Account transferred to the Scotsman Stock Fund.

                       (2) All Matching Contributions made with respect to Plan Years commencing on or after January 1, 1995, shall be allocated to the Scotsman Stock Fund and shall not be subject to transfer by Participants pursuant to Section 9.5.

                       (3) All Mandatory Contributions, Discretionary Contributions and/or Qualifying Contributions made with respect to any Plan Year commencing on or after January, 1, 1995, shall, at the direction and in the






                       discretion of the Company, be allocated to the Scotsman Stock Fund and, to the extent so allocated, shall not be subject to transfer by Participants pursuant to Section 9.5. To the extent that any such amounts are not so directed to be allocated to the Scotsman Stock Fund by the Company, such amounts shall be allocated at the discretion of the Participant pursuant to Sections 9.1 and 9.4.

                  (b) All Scotsman Stock held in Participant Accounts shall be voted and tendered as follows:

                       (1)  The Company will deliver or cause to be
                       delivered to each Participant to whose Account an allocation of Scotsman Stock has been made, or to his Beneficiary in the event of the Participant's death, all notices, prospectuses, financial statements, proxies and proxy soliciting material, and all other information and materials relating to Scotsman Stock that Scotsman Industries, Inc. distributes to its shareholders concerning the exercise of voting and other rights. Such Participant or Beneficiary will have the right to direct the Trustee as to the exercise of all rights with respect to full and fractional shares of Scotsman Stock held for the Participant's Account as part of the Scotsman Stock Fund. All Scotsman Stock credited to Participant Accounts as to which the Trustee does not receive voting instructions as specified above, and all unallocated shares of Scotsman Stock held by the Trustee, shall be voted by the Trustee proportionately in the same manner as it votes Scotsman Stock as to which the Trustee has received voting instructions as specified above.

                       (2) In the case of a tender offer or exchange offer for shares of Scotsman Stock held as part of the Scotsman Stock Fund, as soon as possible after the tender offer or exchange offer, the Trustee shall cause Participants to be advised in writing as to the terms of the tender offer or exchange offer, and each Participant shall be given an opportunity to indicate individually whether Scotsman Stock allocated to his Account shall be tendered or exchanged. The Trustee shall deal with the Scotsman Stock in accordance with the Participant's instructions. If no response is received from a Participant, or if a Participant returns his instruction form without indicating his instructions, the Trustee shall not tender or






                       exchange such Scotsman Stock. As to all unallocated shares of Scotsman Stock held by the Trustee, the Trustee shall tender the same proportion thereof as the Scotsman Stock as to which the Trustee has received instructions from Participants to tender bears to all Scotsman Stock allocated to Participants' Accounts. Furthermore, in communicating with Participants for the purposes of securing such permission, the Trustee may include a statement from the management of Scotsman Industries, Inc. setting forth its position with respect to the tender offer or exchange offer. The giving of permission to the Trustee to tender or exchange Scotsman Stock shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of the Participant's interest in the Plan. The number of shares of Scotsman Stock allocated to a Participant's Account shall be the total number of shares allocated to his Account as of the close of business on the date immediately preceding the date on which the tender offer or exchange offer commences. Fractional shares shall be disregarded. If a Participant instructs the Trustee to cause his shares of Scotsman Stock to be tendered or exchanged, the funds obtained when the Participant's shares of Scotsman Stock are sold shall be invested in the Investment Funds, other than the Scotsman Stock Fund, in the same proportions as are set forth in the Participant's election then in effect pursuant to Section 9.1, or if such election directs the investment of all of the Participant's Account in the Scotsman Stock Fund, pursuant to a new investment election made by the Participant pursuant to Section 9.1.

                       (3) The Company shall provide the Trustee with information regarding proxy voting and tender offers, and in carrying out its responsibilities under this subsection (b), the Trustee may conclusively rely on information furnished to it by the Company or Scotsman Industries, Inc., including the names and current addresses of Participants, the number of shares of Scotsman Stock allocated to Participants' Accounts, and the number of shares of Scotsman Stock held by the Trustee that have not yet been allocated.









                       (4) In the event of the death of a Participant, his Beneficiary shall have all the rights of the Participant set forth in this subsection (b).

                       (5) No provision of this subsection (b) shall prevent the Trustee from taking any action relating to its duties hereunder if the Trustee determines, in its sole discretion, that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities hereunder.

                       (6)  Instructions received from Participants
                       pursuant to this subsection (b) shall be held in the strictest confidence by the Trustee and shall not, except as otherwise required by law, be divulged or released by the Trustee to any other person including officers, directors or employees of the Company or of Scotsman Industries, Inc.


             10.  The following Section 10.11 is added to Article X:

                  10.11 The duties, powers and authorities of the Trustee set forth in this Article X shall be subject to, and limited by, the provisions of Article IX relating to the investment of contributions in Scotsman Stock and the rights of Participants to vote and direct the tender of Scotsman Stock allocated to their Accounts.

             11. Except as altered and amended by virtue of the provisions hereof, the provisions of the Plan, as amended, are hereby ratified and confirmed.


























             IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be affixed hereto by authority of its Board of Directors, and the Trustee has executed this Amendment, all as of the day and date first above written.

   ATTEST:                                THE DELFIELD COMPANY



   /s/ Laura Frye Veldhuis                By:  /s/ W. Joseph Manifold
   ---------------------------                 -----------------------

                                               Its:  Secretary
                                               -----------------------
   [Corporate Seal]




   /s/ Laura Frye Veldhuis                /s/ Kevin E. McCrone
   ---------------------------            ------------------------------
                                          Kevin E. McCrone - Trustee

   /s/ Laura Frye Veldhuis                /s/ W. Joseph Manifold
   ---------------------------            ------------------------------
                                          W. Joseph Manifold - Trustee

   /s/ Laura Frye Veldhuis                /s/ Ronald A. Anderson
   ---------------------------            ------------------------------
                                          Ronald A. Anderson - Trustee





















